UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Seaway Valley Capital Corporation (Name of small business issuer in its charter)

Delaware	5311	20-5996486
(State of incorporation)	(Primary SIC Code Number)	(I.R.S. Employer Identification No.)

10-18 Park Street, 2nd Floor
Gouverneur, NY 13642
Telephone: (315) 287-1122 Fax: (315 287-7529 (Address and telephone number of registrant’s principal executive offices)
Corporation Service Company 2711 Centerville Road Wilmington, DE 19808 Telephone: 800.927.9800 Facsimile: 302.636.5454 (Name, address and telephone number of agent for service)
Copies to:

Peter J. Gennuso, Esq. Gersten Savage LLP 600 Lexington Avenue New York, NY 10022

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐ ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	500,000,000 (1)	$0.003 (2)	$1,500,000	$83.70

(1)
The shares of our Common Stock being registered hereunder are being registered for resale by the selling security holder named in the prospectus.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933 Based on the closing price of $0.003 on the Over the Counter Bulletin Board on June 23, 2009.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  The Selling Security Holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 24, 2009
Preliminary Prospectus

10-18 Park Street, 2nd Floor
Gouverneur, NY 13642

500,000,000 shares of common stock

This prospectus relates to the issuance from time to time of up to 500,000,000 shares of stock which may be purchased by Auctus Private Equity Fund, LLC (“Auctus” or the “selling security holder”), pursuant to a drawdown line of equity credit facility. The total amount of shares of common stock which may be sold pursuant to this prospectus would constitute 55.0% of our issued and outstanding common stock as of June 23, 2009, if all of the shares had been sold by that date.

All of the shares of common stock offered by this prospectus are being sold by the selling security holder. It is anticipated that the selling security holder will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (see “Plan of Distribution”). We will not receive any proceeds from the sale of shares by the selling security holder. However, we will receive the sale price of any common stock that we sell to Auctus under the drawdown line of equity credit facility.

Seaway Valley Capital Corporation has limited operating history and a recent history of losses.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment.

Seaway Valley Capital Corporation is a reporting company and prior to this offering operated as a reporting entity as Boston Pacific Medical Inc. with public filings through August 21, 2003; as DirectView Inc. with public filings through December 7, 2006; and as GS Carbon Corp with public filings through August 17, 2007, when it changed its name to Seaway Valley Capital Corporation. Our common stock is quoted on the Over-the-Counter Bulletin Board, commonly known as the OTCBB, under the symbol “SWVL.OB.” On June 23, 2009, the last sale price of our common stock on the OTCBB was $0.003 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein beginning on Page 6 of this Prospectus.

The selling security holder, and any participating broker-dealers, may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933.  The selling security holder has informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.  We agree to pay the expenses of registering the foregoing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Seaway Valley Capital Corporation may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Seaway Valley Capital Corporation does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated __________, 2009

TABLE OF CONTENTS

Seaway Valley Capital Corporation
10-18 Park Street, 2nd Floor
Gouverneur, NY 13642
SUMMARY OF PROSPECTUS

This Summary highlights some information from this prospectus, and it may not contain all of the information that is important you.  You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “risk factors,” and our financial statements and the accompanying notes.

In this prospectus, “we”, “us,” “Company”, “our” and “Seaway Valley” refer to Seaway Valley Capital Corporation and its Subsidiaries unless the context provides otherwise requires.  Unless otherwise indicated, the term “year,” “fiscal year” or “fiscal” refers to our fiscal year ending December 31st.  Unless we tell you otherwise, the term “common stock” as used in this prospectus refers to our Common Stock.

GENERAL INFORMATION ABOUT OUR COMPANY

Seaway Valley Capital Corporation is a venture capital and investment company.  Seaway Valley focuses on equity and equity-related investments in companies that require expansion capital and in companies pursuing acquisition strategies.   Seaway Valley will consider investment opportunities in a number of different industries, including retail, consumer products, restaurants, media, business services, and manufacturing. The Company will also consider select technology investments.  Returns are intended to be in the form of the eventual share appreciation and dispossession of those equity stakes and income from loans made to businesses.

RETAIL HOLDINGS

On October 23, 2007, Seaway Valley acquired all of the capital stock of WiseBuys Stores, Inc. (“WiseBuys”).  WiseBuys Stores, Inc. owns and operates five retail stores in central and northern New York.  WiseBuys Stores, Inc. was formed and began operations in 2003 as a direct result of the closing of small-town retailer, Ames Department Stores.  Founded primarily by lifelong “north country” residents, WiseBuys initially focused its efforts on serving the “discount” retail needs of rural communities throughout northern and central New York.

On November 7, 2007, Seaway Valley purchased all of the outstanding capital stock of Patrick Hackett Hardware Company, a New York corporation (“Hackett’s”).  Hackett’s, one of the nation’s oldest retailers, with roots dating back to 1830, is a full line department store specializing in name brand merchandise and full service hardware.  At the time of the acquisition, Hackett’s had locations in five towns in upstate New York:  Ogdensburg, Potsdam, Watertown, Massena and Canton.  Each store features brand name clothing for men, women, and children, and a large selection of athletic, casual, and work footwear.  Hackett’s also carries domestics, home décor, gifts, seasonal merchandise and sporting goods.  Hackett’s full service hardware department features traditional hardware, tool, plumbing, paint and electrical departments.  Subsequent to the acquisition, WiseBuys has contributed its retail assets to Hackett’s, and management intends to convert the five WiseBuys stores into Hackett’s brand stores.  During 2008, the Company operated ten Hackett’s locations - Canton, Gouverneur, Hamilton, Massena, Ogdensburg, Potsdam, Pulaski, Sackets Harbor, Tupper Lake, and Watertown – all in New York.   In 2009, Hackett’s closed its stores in Pulaski and Watertown, NY, and also announced its intentions to open two new stores in Lake Placid and Queensbury, NY.

HOSPITALITY HOLDINGS

On June 1, 2008, Seaway Valley acquired the assets and companies of North Country Hospitality, Inc.  “North Country” was formed in 2005 and acquired and developed hospitality assets such as restaurants, lodging and other consumer product companies in northern New York.   At the time of the acquisition, North Country owned the following businesses:

Alteri Bakery, Inc.

Alteri Bakery has serviced the North Country region with quality baked goods since 1971.  Alteri’s is located in a state of the art baking facility in the heart of Watertown’s business district, and is one of the last traditional Italian bakeries in the area.  Alteri's produces the area’s only "true" Italian breads and specialty pastry items, such as cakes, cookies, muffins, bagels, and specialty gift baskets.  Alteri’s products can be found at local restaurants, grocery stores, schools, and its own store.  In addition, Alteri’s recently assumed the production of sub rolls for the entire Jreck Subs franchise chain of 47 locations, which alone includes approximately two million five hundred thousand rolls baked and shipped annually.

Sackets Harbor Brewing Company, Inc.

Sackets Harbor Brewing Company (“SHBC”) develops, produces, and markets micro brewed beers such as the award winning “War of 1812 Amber Ale” and “Railroad Red Ale” as well as “Thousand Island Pale Ale”, “1812 Amber Ale Light” and “Harbor Wheat” premium craft beers.  Its “1812 Amber Ale” is the company’s flagship brand and was the winner of a Silver Award at the 1998 World Beer Championship and has been aggressively marketed to command a significant retail presence in the regional market place.  Management estimates 1812 Ale is distributed to over 3,000 retail locations in New York and Florida.  The company has also developed complementary products such Sackets Harbor Coffee and Sackets Harbor Brewing Co. Root Beer.

Seaway Restaurant Group

Seaway Restaurant Group ("SRG") is comprised of a dynamic and developing roster of upscale casual- and fine-dining restaurants. Each of the SRG restaurants is unique and memorable, which allows our guests to visit any among them multiple nights during the week to discover something new and exciting upon each visit. The common thread uniting all SRG restaurants is an emphasis on excellent food, superior service, and genuine value. We have been fortunate to receive acknowledgements for our restaurants from both our customers and within the industry.

INVESTMENT FUND

On July 1, 2007, Seaway Valley Capital Corporation assumed the role of Fund Manager of the Seaway Valley Fund, LLC, which is a wholly owned subsidiary of WiseBuys Stores, Inc. As the sole investment manager of the Fund, the Company makes exclusive investment decisions regarding acquisition and dispossession of various securities in the Fund.  At the time the Company assumed the management of the Fund on July 1, 2007, its assets totaled approximately $1.83 million.  During 2007, the Company successfully negotiated and sold securities on behalf of the Fund that generated gross proceeds of $1.52 million with realized profits of approximately $1.0 million.  There was no material activity or assets in the Fund during 2008.

On May 26, 2009 after a 1-for-1,000 reverse stock split the Company received approval for trading from the Financial Industry Regulatory Authority ("FINRA") under the symbol SWVL.  The Company was originally formed in Massachusetts as “Boston & Pacific Company, Inc.” on June 12, 1989.

Our auditors have issued a going concern opinion in which they have raised substantial doubt as to the continuing viability of the Company.

THE OFFERING

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Registered:	500,000,000 common shares, par value $0.0001 per share

Offering Period:	Until all Shares are sold or until 36 months from the date that the registration statement becomes effective, whichever comes first.

Use of Proceeds:
We will not receive any proceeds from the sale of the shares of common stock. The Company intends to use the proceeds from the Auctus Draw Down Agreement to fund new investments, purchasing of equipment, debt repayment, and for working capital.

Number of Shares Outstanding Before the Offering:	409,018,602

Number of Shares Outstanding After the Offering:	909,018,602

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

RISK FACTORS RISKS ASSOCIATED WITH OUR COMPANY

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this registration.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

There are many important factors that have affected, and in the future could affect, Seaway Valley Capital Corporation's business, including but not limited to the factors discussed below, which should be reviewed carefully together with other information contained in this report. Some of the factors are beyond our control and future trends are difficult to predict.

Seaway Valley Capital Corporation is not likely to hold annual shareholder meetings in the next few years.

Delaware corporation law provides that members of the board of directors retain authority to act until they are removed or replaced at a meeting of the shareholders. A shareholder may petition the Delaware Court of Chancery to direct that a shareholders meeting be held. But absent such a legal action, the board has no obligation to call a shareholders meeting. Unless a shareholders meeting is held, the existing directors elect directors to fill any vacancy that occurs on the board of directors. The shareholders, therefore, have no control over the constitution of the board of directors, unless a shareholders meeting is held. Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. Thomas Scozzafava, who is currently the sole director of Seaway Valley Capital Corporation, was appointed to that position by the previous directors. If other directors are added to the Board in the future, it is likely that Mr. Scozzafava will appoint them. As a result, the shareholders of Seaway Valley Capital Corporation will have no effective means of exercising control over the operations of Seaway Valley Capital Corporation.

Investing in our stock is highly speculative and you could lose some or all of your investment.

The value of our common stock may decline and may be affected by numerous market conditions, which could result in the loss of some or the entire amount invested in our stock. The securities markets frequently experience extreme price and volume fluctuations that affect market prices for securities of companies generally and very small capitalization companies such as us in particular.

The volatility of the market for Seaway Valley Capital Corporation common stock may prevent a shareholder from obtaining a fair price for his shares.

The common stock of Seaway Valley Capital Corporation is quoted on the OTC Bulletin Board. It is impossible to say that the market price on any given day reflects the fair value of Seaway Valley Capital Corporation, since the price sometimes moves up or down by 50% or more in a week's time. A shareholder in Seaway Valley Capital Corporation who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.

The absence of independent directors on our board of directors may limit the quality of management decision making.

Tom Scozzafava is the only member of our Board of Directors.  There is no audit committee of the board and no compensation committee.  This situation means that Mr. Scozzafava will determine the direction of our company without the benefit of an objective perspective and without the contribution of insights from outside observers.  This may limit the quality of the decisions that are made.  In addition, the absence of independent directors in the determination of compensation may result in the payment of inappropriate levels of compensation.

The Company’s growth strategy of new store openings and acquisitions could create challenges it may not be able to adequately meet.

The Company intends to continue to pursue growth for the foreseeable future, and to evolve existing business to promote growth.  The Company’s future operating results will depend largely upon its ability to promote its respective products, open and operate stores and restaurants successfully and to profitably manage a larger business.   Operation of a greater number of new stores, moving or expanding store locations and expansion into new markets may present competitive and merchandising challenges that are different from those currently encountered by the Company in existing stores and markets. There can be no assurance that the Company’s expansion will not adversely affect the individual financial performance of its existing stores or the overall results of operations.  Further, as the number of stores and the Company’s products market share increases, the Company may face risks associated with market saturation of its products and concepts. Finally, there can be no assurance that Hackett’s will successfully achieve expansion targets or, if achieved, that planned expansion will result in profitable operations.

This growth strategy requires improving the Company’s operations, and the Company may not be able to do this sufficiently to effectively prevent negative impact on its business and financial results.

In order to manage the Company’s planned expansion, among other things, the Company will need to locate suitable store sites, negotiate acceptable lease terms, obtain or maintain adequate capital resources on acceptable terms, source sufficient levels of inventory, hire and train store managers and sales associates, integrate new stores into existing operations and maintain adequate distribution center space and information technology and other operations systems.  If the Company is unable to accomplish all of these tasks in a cost-effective manner, its business plan will not be successful.

The Company needs to continually evaluate the adequacy of its management information and distribution systems.

Implementing new systems and changes made to existing systems could present challenges management does not anticipate and could negatively impact the Company’s business. Management cannot anticipate all of the changing demands that expanding and changing operations will impose on business, systems and procedures, and the failure to adapt to such changing demands could have a material adverse effect on results of operations and financial condition. Failure to timely implement initiatives necessary to support expanding and changing operations could materially impact business.

The success of the Company’s businesses depends on establishing and maintaining good relationships with mall operators and developers, and problems with those relationships could make it more difficult for the Company to expand to certain sites or offer certain products.

Any restrictions on the Company’s ability to expand its products’ marketshare or locate to new store sites, remodel or relocate stores where management feels it necessary or to offer a broad assortment of merchandise could have a material adverse effect on business, results of operations and financial condition. If relations with developers or distributors becomes strained, or the Company otherwise encounters difficulties in leasing store sites or finding new outlets for its products, the Company may not grow as planned and may not reach certain revenue levels and other operating targets.  In particular, risks associated with these relationships are more acute given recent consolidation in the retail store industry, and Hackett’s has seen certain increases in expenses as a result of such consolidation that could continue.

If Hackett’s fails to offer a broad selection of products and brands that customers find attractive, Hackett’s revenues could decrease.

In order to meet its strategic goals, Hackett’s must successfully offer, on a continuous basis, a broad selection of appealing products that reflect customers’ preferences. Consumer tastes are subject to frequent, significant and sometimes unpredictable changes. To be successful in Hackett’s line of business, product offerings must be broad and deep in scope and affordable to a wide range of consumers whose preferences may change regularly. Management cannot predict with certainty that Hackett’s will be successful in offering products that meet these requirements. If Hackett’s product offerings fail to satisfy customers’ tastes or respond to changes in customer preferences, revenues could decline. In addition, any failure to offer products that satisfy customers’ preferences could allow competitors to gain market share.

Hackett’s comparable store sales are subject to fluctuation resulting from factors within and outside Hackett’s control, and lower than expected comparable store sales could impact business and Seaway’s stock price.

A variety of factors affects comparable store sales including, among others, the timing of new product releases and fashion trends; the general retail sales environment and the effect of the overall economic environment; Hackett’s ability to efficiently source and distribute products; changes in Hackett’s merchandise mix; ability to attain exclusivity and certain related licenses; competition from other retailers; opening of new stores in existing markets and Hackett’s ability to execute its business strategy efficiently. To date, Hackett’s comparable store sales results have fluctuated significantly in the past, and management believes that such fluctuations will continue.

Economic conditions could change in ways that reduce the Company’s sales or increase its expenses.

Certain economic conditions affect the level of consumer spending, including, among others, employment levels, salary and wage levels, interest rates, taxation and consumer confidence in future economic conditions. Hackett’s is also dependent upon the continued popularity of malls and strip malls as a shopping destination, the ability of other mall tenants and other attractions to generate customer traffic and the development of new malls. A further slowdown in the United States economy or an uncertain economic outlook could lower consumer spending levels and cause a decrease in mall traffic or new mall development, each of which would adversely affect growth, sales results and financial performance.

Changes in laws, including employment laws and laws related to Hackett’s merchandise, could make conducting Hackett’s business more expensive or change the way Hackett’s does business.

In addition to increased regulatory compliance requirements, changes in laws could make ordinary conduct of Hackett’s business more expensive or require Hackett’s to change the way it does business.  For example, changes in federal and state minimum wage laws could raise the wage requirements for certain of Hackett’s associates, which would likely cause management to reexamine Hackett’s entire wage structure for stores. Other laws related to employee benefits and treatment of employees, and privacy, could also negatively impact Hackett’s such as by increasing benefits costs like medical expenses. Moreover, changes in product safety or other consumer protection laws could lead to increased costs for certain merchandise, or additional labor costs associated with readying merchandise for sale. It is often difficult to plan and prepare for potential changes to applicable laws.

Timing and seasonal issues could negatively impact Hackett’s financial performance for given periods.

Hackett’s quarterly results of operations fluctuate materially depending on, among other things, the timing of store openings and related pre-opening and other startup expenses, net sales contributed by new stores, increases or decreases in comparable store sales, releases of new products ,and shifts in timing of certain holidays, changes in merchandise mix and overall economic and political conditions.  Hackett’s business is also subject to seasonal influences, with heavier concentrations of sales during the back-to-school, Halloween and holiday (defined as the week of Thanksgiving through the first few days of January) seasons and other periods when schools are not in session. The holiday season has historically been the single most important selling season. Management believes that in the locations where its stores are located, the importance of the summer vacation and back-to-school seasons and to a lesser extent, the spring break season as well as Halloween, all reduce the dependence on the holiday selling season, but this will not always be the case to the same degree. As is the case with many retailers of apparel, accessories and related merchandise, Hackett’s typically experiences lower net sales in the first fiscal quarter relative to other quarters.

Hackett’s has many important vendor and license partner relationships, and Hackett’s ability to obtain merchandise or provide it through license agreements could be hurt by changes in those relationships, and events harmful to Hackett’s vendors or license partners could impact results of operations.

Hackett’s financial performance depends on Hackett’s ability to purchase desired merchandise in sufficient quantities at competitive prices. Although Hackett’s has many sources of merchandise, substantially all of Hackett’s music/pop culture-licensed products are available only from vendors that have exclusive license rights. In addition, small, specialized vendors, some of which create unique products primarily for us, supply certain of Hackett’s products. Hackett’s smaller vendors generally have limited resources, production capacities and operating histories and some of Hackett’s vendors have restricted the distribution of their merchandise in the past. Hackett’s generally has no long-term purchase contracts or other contractual assurances of continued supply, pricing or access to new products. There can be no assurance that Hackett’s will be able to acquire desired merchandise in sufficient quantities on acceptable terms in the future. Any inability to acquire suitable merchandise, or the loss of one or more key vendors, may have a material adverse effect on Hackett’s business, results of operations and financial condition.

Competitors’ internet sales could hinder Hackett’s overall financial performance.

Hackett’s sells merchandise that also can be purchased over the Internet through the other retail websites. Hackett’s Internet operations do not yet include commerce, and not having such operations could pose risks to Hackett’s overall business.

Hackett’s is dependent for success on a few key executive officers. Its inability to retain those officers would impede its business plan and growth strategies, which would have a negative impact on business and the potential value of any investment in Seaway.   Loss of key people or an inability to hire necessary and significant personnel could hurt Hackett’s business.

Hackett’s performance depends largely on the efforts and abilities of senior management. The sudden loss of either’s services or the services of other members of Hackett’s management team could have a material adverse effect on business, results of operations, and financial condition.  Furthermore, there can be no assurance that Mr. Scozzafava or the existing Hackett’s management team will be able to manage growth or be able to attract and retain additional qualified personnel as needed in the future.  Hackett’s can give no assurance that it can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to Hackett’s.  Although Hackett’s intends to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

There is a risk Hackett’s could acquire merchandise without full rights to sell it, which could lead to disputes or litigation and hurt Hackett’s financial performance and stock price.

Hackett’s and its partners purchase licensed merchandise from a number of suppliers who hold manufacturing and distribution rights under the terms of certain licenses. Hackett’s generally relies upon vendors’ representations concerning manufacturing and distribution rights and do not independently verify whether these vendors legally hold adequate rights to licensed properties they are manufacturing or distributing. If Hackett’s or its partners acquire unlicensed merchandise, Hackett’s could be obligated to remove such merchandise from stores, incur costs associated with destruction of merchandise if the distributor is unwilling or unable to reimburse Hackett’s, and be subject to liability under various civil and criminal causes of action, including actions to recover unpaid royalties and other damages. Any of these results could have a material adverse effect on business, results of operations and financial condition.

Hackett’s faces intense competition, including competition from companies with significantly greater resources than Hackett’s. If Hackett’s is unable to compete effectively with these companies, Hackett’s market share may decline and its business could be harmed.

The retail industry is highly competitive with numerous competitors, many of whom are well-established. Most of Hackett’s competitors have significantly greater financial, technological, managerial, marketing and distribution resources than does Hackett’s. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and more quickly offer new products. In addition, new companies may enter the markets in which Hackett’s competes, further increasing competition in the industry. Hackett’s may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand the number of Hackett’s stores, which would adversely impact the trading price of Seaway’s common shares.

Hackett’s future operating results may fluctuate and cause the price of Seaway’s common stock to decline.

Hackett’s expects that Hackett’s revenues and operating results will continue to fluctuate significantly from quarter to quarter due to various factors, many of which are beyond Hackett’s control. The factors that could cause Hackett’s operating results to fluctuate include, but are not limited to:
o	seasonality of the business;
o	price competition from other retailers;
o	general price increases by suppliers and manufacturers;
o	Hackett’s ability to maintain and expand Hackett’s distribution relationships;
o	increases in the cost of advertising;
o	unexpected increases in shipping costs or delivery times;
o	Hackett’s ability to build and maintain customer loyalty;
o	the introduction of new services, products and strategic alliances by us and Hackett’s competitors;
o	the success of Hackett’s brand-building and marketing campaigns;
o	government regulations, changes in tariffs, duties, and taxes;
o	Hackett’s ability to maintain, upgrade and develop Hackett’s retail stores;
o	changes in Hackett’s store leasing costs;
o	the amount and timing of operating costs and capital expenditures relating to expansion of Hackett’s business, operations and infrastructure; and
o	general economic conditions as well as economic conditions specific to the retail sector.

If Hackett’s revenues or operating results fall below the expectations of investors or securities analysts, the price of Seaway Valley Capital Corporation’s common stock could significantly decline.

Hackett’s growth and operating results could be impaired if it is unable to meet its future capital needs.

Hackett’s may need to raise additional capital in the future to:
o	fund more rapid expansion;
o	acquire or expand into new retail locations, warehousing facilities or office space;
o	maintain, enhance and further develop Hackett’s information technology systems;
o	develop new product categories or enhanced services;
o	fund acquisitions; or
o	respond to competitive pressures.

If Hackett’s raises additional funds by issuing equity or convertible debt securities, the percentage ownership of stockholders will be diluted. Furthermore, any new securities could have rights, preferences and privileges senior to those of the common stock. Hackett’s currently does not have any commitments for additional financing. Hackett’s cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, Hackett’s may not be able to fund its expansion, develop or enhance Hackett’s products or services or respond to competitive pressures.

Change in public attitude and drinking preferences.

There is an increasing public concern over alcohol-related social problems, including drunk driving, underage drinking and health consequences from the misuse of alcohol, including alcoholism. This may adversely affect consumption of alcoholic beverages. Consumers drinking preferences may also change due to availability of a variety of products in the craft brew segment. We believe that any changes in governmental regulation and/or shift in consumer preference may have an adverse impact on our operations.

Advertising and marketing efforts.

The sales and marketing programs used by us to generate demand for our products may be unsuccessful.  In the future this could lead to lowering prices that we charge for our products from our historical levels, depending on competitive factors in our various markets. To increase demand for our products, we have participated in price promotions with our wholesalers and retail customers in most of our markets. The number of markets in which we participate in price promotions and the frequency of such promotions may change depending upon market conditions. There can be no assurance however that our price promotions will be successful in increasing demand for our products.

Litigation

In the future we may be subject to litigation that could have a material adverse effect on our financial condition and operations.  At any given time, we are subject to claims and actions incidental to the operation of our business. The outcome of these proceedings cannot be predicted. If a plaintiff were successful in a claim against our Company, we could be faced with the payment of a material sum of money. If this were to occur, it could have an adverse effect on our financial condition.

The issuance of shares under our convertible debentures agreements could increase the total common shares outstanding by over 100%.

The holders of the debentures could convert such debentures into approximately 500 million to 1 billion shares depending on the share price at the time of conversion. Such issuances would reduce the percentage of ownership of our existing common stockholders. This result could detrimentally affect our ability to raise additional equity capital. In addition, the sale of these additional shares of common stock may cause the market price of our stock to decrease.

RISKS ASSOCIATED WITH THIS OFFERING

Existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Drawdown Agreement.

The sale of our common stock to Auctus Private Equity Fund LLC in accordance with the Drawdown Equity Facility Agreement may have a dilutive impact on our shareholders.  As a result, our net income per share could decrease in future periods and the market price of our common stock could decline.  In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Auctus Private Equity Fund LLC. in order to drawdown on the facility.  If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock.  Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock.  By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Auctus Private Equity Fund LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common  stock to be issued  under the  Drawdown Equity Facility  Agreement  will be purchased  at a seven percent (7%)  discount  or 93% of  the lowest  closing  bid price  during the five trading days immediately following our notice to Auctus Private Equity Fund LLC of our election to exercise our "put" right.
Auctus Private Equity Fund LLC has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price.  If Auctus Private Equity Fund LLC sells our shares, the price of our common stock may decrease.  If our stock price decreases, Auctus may have a further incentive to sell such shares.  Accordingly, the discounted sales price in the Drawdown Agreement may cause the price of our common stock to decline.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject the Company to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we need to secure adequate funding.  If we are unable to obtain adequate funding, we may not be able to execute on our business plan and our business will most likely fail.  We do not have commitments for additional financing.  To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities.  We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our board of directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time.  The Company has in the past issued common stock shares in payment for debt and services, and it is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.  Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Dividend risk.

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had a very limited trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

 In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

 This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling security holder. However, the Company anticipates receiving up to $1,395,000 gross proceeds pursuant to the equity facility with Auctus.  If the Company receives $1,395,000, we expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering:

Seaway Valley Capital Corporation intends to use the proceeds from this offering as follows:

Offering Proceeds	$1,395,000

Vendor Payables – Hackett’s	$558,000
Vendor Payables – Alteri’s	69,750
Vendor Payables – SHBC	17,438
Vendor Payables – SVCC	10,463
Back Wages	17,438
Back Rent – Hackett’s	27,900
Investor Relations	34,875
Acct & Legal	20,925
Insurance	6,975

Bank Loan Repayments	197,292
Convertible Debenture Repayments	341,078

Capital Equipment – Alteri’s	69,750
Capital Improvements - Other	10,462
Miscellaneous	12,654

Total Operating Expenses:	$1,395,000

DETERMINATION OF OFFERING PRICE

The offering price of the common stock bears no relationship to any objective criterion of value. The price does not bear any relationship to Seaway Valley’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Seaway Valley Capital Corporation’s issued and outstanding stock. Please refer to the following table presenting the number of shares issued and the corresponding price per share paid before this offering for more information.  Seaway Valley Capital Corporation’s net book value on March 31, 2009 was ($5,705,654) or ($1.65) per share.  Assuming all 500,000,000 shares offered are sold, and in effect Seaway Valley Capital Corporation receives the maximum estimated proceeds of this offering from shareholders, Seaway Valley Capital Corporation’s net book value will be  ($4,310,654) or ($0.0086) per share. Therefore, any investor will incur an immediate and substantial dilution of approximately 400% while the Seaway Valley Capital Corporation present stockholder will receive an increase of $1.6433 per share in the net  book value of the shares that he holds. This will result in a 407% dilution for purchasers of stock in this offering.

 This table presents the dilution of the net book value of common stock purchased by purchasers in this offering of 500,000,000 shares compared with the individual who purchased shares in Seaway Valley Capital Corporation previously:

500,000,000
Share
Maximum
Dilution resulting from:	Offering

BookValue Per Share Before the Offering	$(1.6518)

Book Value Per Share After the Offering	$(0.0086)

Net Increase to Original Shareholders	$1.6433

Decrease in Investment to New Shareholders	$0.0114

Dilution to New Shareholders (%)	407%

THE EQUITY DRAWDOWN FACILITY

On June5, 2009, we entered into an equity line of credit agreement with Auctus Private Equity Fund, LLC in order to establish a possible source of funding for us. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility.

Under the equity line of credit agreement, Auctus has agreed to provide us with up to $20,000,000 of funding over a thirty six month period from the effective date of this prospectus; shares of our common stock covering $10,000,000 of the agreement are being registered pursuant to this prospectus. During this period, we may request a drawdown under the equity line of credit by selling shares of our common stock to Auctus and Auctus will be obligated to purchase the shares. We may request a drawdown once every five trading days, although we are under no obligation to request any draw downs under the equity line of credit. There must be a minimum of five trading days between each drawdown request.

During the five trading days following a drawdown request, we will calculate the amount of shares we will sell to Auctus and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of our common stock during each of the five trading days immediately following the drawdown date, less a discount of 7%. Further, Auctus shall immediately cease selling any shares of our common stock within a drawdown notice if the price of the Company’s common stock falls below 75% of the average closing bid price of the common stock over the preceding ten (10) trading days prior to the drawdown notice date; such floor can be waived only in the sole discretion of the Company.

We may request a drawdown by sending a drawdown notice to Auctus, stating the amount of the draw down and the price per share, which shall be the lowest closing bid price of our common stock during the preceding five trading days.

There is no minimum amount we can draw down at any one time. The maximum amount we can draw down at any one time is the larger of:

•	$150,000; or
•	200% of the average daily volume based on the trailing ten days preceding the drawdown notice date.

The Company was obligated to file this registration statement with the SEC covering the shares of common stock underlying a total of $10,000,000 of the total $20,000,000 provided for by the Drawdown Agreement within thirty (30) calendar days after the closing date, or June 5, 2009.  In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred and twenty (120) calendar days after the filing of the registration statement. Pursuant to the Drawdown Agreement, Auctus shall not be issued shares of the Company’s common stock that would result in its beneficial ownership equaling more than 9.9% of the outstanding common stock of the Company.

In addition, the obligation of Auctus to make an advance to the Company pursuant to the Drawdown Agreement shall terminate permanently in the event that (i) there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days, other than due to the acts of Auctus, during the commitment period, or (ii) the Company shall at any time fail materially to comply with the requirements contained in the Drawdown Agreement and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that the termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to this registration statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

As per the Drawdown Agreement, none of Auctus’s obligation thereunder are transferrable and may not be assigned to a third party.

We agreed to pay a non-refundable fee Fifteen Thousand Dollars ($15,000) to Auctus Private Equity Management, Inc. – five thousand ($5,000) up front and ten thousand dollars ($10,000) upon closing of the first Drawdown, for Auctus' legal expenses relating to the equity line of credit.

SELLING SECURITY HOLDER

We agreed to register for resale shares of common stock by the selling security holder.  The selling security holder may from time to time offer and sell any or all of their shares that are registered under this prospectus.  The selling security holder, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended.  All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holder in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling security holder named below and as adjusted to give effect to the sale of the shares offered hereby.  The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  The information in the table below is current as of the date of this prospectus.  All information contained in the table below is based upon information provided to us by the selling security holder and we have not independently verified this information.  The selling security holder are not making any representation that any shares covered by the prospectus will be offered for sale.  The selling security holder may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling security holder have held any position or office with us, nor are any of the selling security holder associates or affiliates of any of our officers or directors.  Except as indicated below, the selling stock holder is not the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.  The selling security holder is not a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days.  The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling security holder  to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering[1]	Number of Shares Offered	Number of Shares Beneficially Owned after the Offering
Auctus Private Equity Fund, LLC (2)	0	500,000,000	0

(1)
The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draw downs under the Auctus credit facility.

(2)	Al Sollami is a managing member of Auctus Private Equity Fund, LLC.

PLAN OF DISTRIBUTION

The selling security holder may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions will be at prevailing marketing prices or privately negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and

-	a combination of any such methods of sale.

The selling security holder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holder under this prospectus. The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling security holder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling security holder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling security holder who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holder who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling security holder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Security Holder” for description of any material relationship that a stockholder has with us and the description of such relationship.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holder and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $15,088. We have agreed to indemnify the selling security holder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling security holder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(b) and (d) of the Securities Act.

In addition to the foregoing, persons who purchase common stock from a selling stockholder pursuant to this prospectus may resell such shares of common stock without restriction by any method permitted by applicable law.

Auctus Private Equity Fund may offer for sale up to an estimated 500,000,000 shares of our common stock which it will originally acquire pursuant to the terms of the equity line of credit agreement as more fully described under "Equity Drawdown Facility." Auctus will be offering such shares for their own account. We do not know for certain how or when Auctus will choose to sell their shares of common stock. We will not receive any proceeds from the sale of shares of common stock by Auctus.

To permit Auctus to resell the shares of common stock issued to it, we agreed to file a registration statement and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares. We will bear all costs relating to the registration of the common stock offered by the prospectus.  We will keep the registration statement effective until the earliest of any of the following dates:

-  July __, 2012;

-  the date after which none of the shares of common stock held by Auctus that are covered by the registration statement are or may become issued and outstanding;

-  the date after which all of the shares of common stock held by Auctus have been transferred to persons who may trade such shares without restriction under the Securities Act of 1933 and we have delivered new certificates or other evidences of ownership of such shares without any restrictive legend;

-  the date after which all of the shares of common stock held by Auctus that are covered by the registration statement have been sold by Auctus pursuant to such registration statement;

-  the date that Auctus’ shares of common stock may be sold under the provisions of Rule 144 promulgated under the Securities Act without any time, volume or manner limitations under Rule 144(b) and (d) under the Securities Act of 1933

DESCRIPTION OF SECURITIES

COMMON STOCK

The Company is authorized to issue 10,000,000,000 shares of common stock with a par value of $0.0001 per share, and 5,000,000 shares of preferred stock with a par value of $0.0001 per share. As of May 19, 2009, there were 353,411,426 shares of common stock issued and outstanding; 1,600,000 Shares of Series C voting preferred stock authorized, par value $0.001, with 363,336 shares issued and outstanding; 1,250,000 shares of Series D voting preferred stock authorized, $.0001 par value, with 881,065 shares issued and outstanding; and 100,000 shares of Series E voting preferred stock authorized, $.0001 par value, with 100,000 shares issued and outstanding.

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.  Holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

All of the Company's outstanding shares of common stock are validly issued, fully paid and non-assessable.  Standard Registrar & Transfer Co Inc. serves as transfer agent for the common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, the present stockholders will own the same percentage of our outstanding common shares as the Company is not registering new shares but merely registering already issued and outstanding common shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

SERIES A CONVERTIBLE PREFERRED STOCK

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Corporation, holders of shares of Series A Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $.01 per share, and no more, before any payment or distribution is made to the holders of the Corporation's Common Stock. But the holders of Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference amount of any series or class of the Corporation's stock hereafter issued that ranks senior as to liquidation rights to the Series A Preferred Stock ("Senior Liquidation Stock") has been paid in full. The holders of Preferred Stock of all other series or classes of the Corporation's Preferred Stock hereafter issued that rank on a parity as to liquidation rights with the Series A Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the Senior Liquidation Stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.

Voting

The holders of the Series A Preferred Stock shall have twelve (12) votes per share of Series A Preferred Stock, and shall be entitled to vote on any and all matters brought to a vote of stockholders of Common Stock.

Conversion

The holders of the Series A Preferred Stock shall not have conversion rights.

SERIES B CONVERTIBLE PREFERRED STOCK

There are no shares of Series B Convertible Preferred Stock outstanding.

SERIES C CONVERTIBLE PREFERRED STOCK

Liquidation Preference

Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series C Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of Four Dollars ($4.00) per share, after which the holders of Series C Convertible Preferred Stock shall have no share in the distribution.

Conversion

Any shares of Series C Convertible Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock (a “Conversion”).  The number of shares of Common Stock to which a holder of Series C Convertible Preferred Stock shall be entitled upon a Conversion shall equal the product obtained by dividing the number of shares of Series C Convertible Preferred Stock being converted by the Conversion Rate.  The Conversion Rate shall equal twenty-one and one quarter percent (21.25%) of the average of the Closing Prices on five (5) Trading Days immediately preceding the Conversion Date.  For this purpose, “Closing Price” shall mean the last sale price reported on the OTC Bulletin Board (or the closing high bid price, if the Common Stock ceases to be quoted on the OTC Bulletin Board).  For this purpose, “Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.

Voting

The holders of the Series C Preferred Stock shall have the following voting rights: Each share of Series C Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series C Preferred Stock are convertible on the record date for the stockholder action.

Dividends

In the event that the Company's Board of Directors declares a dividend payable to holders of any class of stock, each holder of shares of Series C Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company's Common Stock into which that holder's Series C Preferred Stock could be converted on the record date for the dividend.

SERIES D CONVERTIBLE PREFERRED STOCK

Liquidation Preference

Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series D Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, after satisfaction of any preferential distribution due to the holders of the Series A, Series B or Series C preferred stock, but before any amount shall be paid to the holders of common stock, the sum of Five Dollars ($5.00) per share (the “Liquidation Preference Per Share”), after which the holders of Series D Convertible Preferred Stock shall have no share in the distribution.

Conversion

Any shares of Series D Convertible Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock (a “Conversion”).  The number of shares of Common Stock to which a holder of Series D Convertible Preferred Stock shall be entitled upon a Conversion shall equal the quotient obtained by dividing (a) the aggregate Liquidation Preference Per Share of the shares of Series D Convertible Preferred Stock being converted by (b) the Conversion Rate.  The Conversion Rate shall equal eighty-five percent (85%) of the average of the Closing Prices on five (5) Trading Days immediately preceding the Conversion Date.

Voting

The holders of shares of Series D Convertible Preferred Stock shall have the following voting rights:  Each share of Series D Convertible Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series D Convertible Preferred Stock are convertible on the record date for the stockholder action.

Dividends

In the event the Corporation declares a dividend payable to holders of any class of stock, the holder of each share of Series D Convertible Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series D Convertible Preferred Stock could be converted on the record date for the dividend.

SERIES E CONVERTIBLE PREFERRED STOCK

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Corporation, holders of shares of Series E Preferred Stock shall be entitled to receive in a cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of Company's Common Stock but after payment of distributions payable to Series A Preferred Stock, the sum of $.001 per share, after which the holders of Series E Preferred Stock shall share in the distribution with the holders of the Common Stock on an equal basis, except that in determining the appropriate distribution of available cash among shareholders, each share of Series E Preferred Stock shall be deemed to have converted into the number of the Company's Common Stock into which the holders' Series E Preferred Stock could be converted on the record date for the distribution.

Conversion

Shares of Series E Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series E Preferred Stock shall be entitled upon the Conversion shall equal the sum of (a) the product obtained by (A) multiplying the number of Fully-Diluted Common Shares by four (4), then (B) multiplying the result by a fraction, the numerator of which will be the number of shares of Series E Preferred Stock being converted and the denominator of which will be the number of issued and outstanding shares of Series E Preferred Stock, less (b) the number of shares of Common Stock beneficially owned by the holder prior to the Conversion, including Common Stock issuable on conversion of any convertible securities beneficially owned by the holder. The term "Fully-Diluted Common Shares" means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series E Preferred Stock.

Voting

The holders of the Series E Preferred Stock shall have the following voting rights: Each share of Series E Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series E Preferred Stock are convertible on the record date for the stockholder action.

Dividends

In the event that the Company's Board of Directors declares a dividend payable to holders of any class of stock, each holder of shares of Series E Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company's Common Stock into which that holder's Series E Preferred Stock could be converted on the record date for the dividend.

WARRANTS

A summary of the status of the Company’s outstanding stock warrants as of December 31, 2008 is as follows:

		Weighted
		Average
		Exercise
	Shares	Price
Outstanding at January 1, 2007	327	$6,600
Granted	8,000	50
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2007	8,327	300
Granted	26,920	50
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2008	35,247	$109
Exercisable at December 31, 2008	35,247	$109

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited consolidated financial statements of Seaway Valley Capital Corporation and subsidiaries included herein and elsewhere in the Registration Statement have been audited by Dannible & McKee, LLP, independent registered public accounting firm, for the periods and to the extent set forth in their reports, which contain an explanatory paragraph indicating there is substantial doubt regarding the Company’s ability to continue as a going concern, appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the reports of such firm given upon the firm's authority as an expert in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, New York, New York.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

DESCRIPTION OF THE BUSINESS OF PATRICK HACKETT HARDWARE COMPANY

Hackett’s, one of the nation’s oldest retailers, with roots dating back to 1830, is a full line department store specializing in name premium brand clothing and footwear as well as full service hardware through its membership in member-owned True Value.  Hackett’s now has nine locations.  Each store features premium brand name clothing for men, women, and children, and a large selection of athletic, casual, and work footwear.  Hackett’s also carries domestics, home décor, gifts, seasonal merchandise and sporting goods.  Hackett’s full service hardware department features traditional hardware, tool, plumbing, paint and electrical departments. WiseBuys Stores, Inc. was formed and began operations in 2003 as a direct result of the closing of small-town retailer, Ames Department Stores, and management has determined that WiseBuys stores shall be converted to and operated as “Hackett’s” moving forward.

After the merger of the operations of WiseBuys and Hackett’s, in 2008 Hackett’s operated stores in the following locations:

º	Canton, NY - full line department store;

º	Gouverneur, NY - full line department store;

º	Hamilton, NY - full line department store;

º	Massena, NY - mall store featuring mostly clothing and footwear;

º	Ogdensburg, NY - full line department store

º	Potsdam, NY - full line department store;

º	Pulaski, NY - full line department store; (closed in 2009)

º	Sackets Harbor- seasonal store featuring mostly clothing and footwear

º	Tupper Lake, NY - full line department store; and

º	Watertown, NY - full line department store (closed in 2009)

The Company owns four real estate properties and more typically enters seven or ten year leases with multiple five year options to re-new.  In 2009, Hackett’s closed its stores in Pulaski and Watertown, NY, and also announced its intentions to open two new stores in Lake Placid and Queensbury, NY.

Particularly in former WiseBuys locations, the company uses an innovative approach whereby it partnered with established and successful specialty retailers to create select “store within a store” boutiques.  The following in-store retail partnerships with both national and regional chains were established:

º	Payless ShoeSource, Inc. – “store-within-a-store” lease across chain

º	RadioShack – franchise acquisitions

º	Home Fashion Distributor, Inc. and Ameritex – consignment inventory for domestics

Hackett’s is currently engaged in the retail department store business.  Typical department store inventory is divided into two categories: hard lines and soft lines.  Hard lines include: home entertainment, electronics, toys, hardware, furniture, house wares, appliances, crafts, households, seasonal goods, paper, sporting goods, pets, and other.  Soft lines include: domestics, ladies' and men's apparel and sportswear, intimate apparel, children's basics, men's basic's, apparel accessories, jewelry, boys' and girls' sportswear, and infants.

The majority of Hackett’s hard line inventory is available through membership in the member buying cooperative, True Value.  Store managers at the respective Hackett’s locations maintain online access to thousands of True Value items with direct “drop” or delivery. Managers order in units as low as one, with delivery multiple times per week.  In addition, Hackett’s has multiple sources for over 120,000 individual items or SKUs ("stock keeping units") in home entertainment, electronics, toys, hardware, furniture, house wares, appliances, crafts, households, seasonal goods, paper, sporting goods, pets, and other.  RadioShack, which supplies consumer electronics, is a vendor in numerous Hackett’s stores where Hackett’s owns franchise rights and operates RadioShack “stores-within-a-store.”

The majority of Hackett’s vendors offer payment terms of “net 30 days.”  However, on seasonal products there are extended terms of 90-120 days.  This allows increased cash flow on hard-lines and helps financially position the Company in periods of increased inventory requirements.  True Value covers around 90% of SKUs in the event of damage or defectiveness, and these items are processed in the field and given full vendor credit.  Other vendors also have credit programs in place for defective merchandise.  Direct store delivery (“DSD”) vendors such as Pepsi, Coke, and chip and bread suppliers offer immediate full credit.

Over the years Hackett’s has built strong vendor relationships with some of the industry’s premier clothing providers including: The North Face, Carhartt, Patagonia, Levi’s, Columbia, Woolrich and many other similar companies.  These brands command premium prices and maintain strong customer loyalty in the marketplace based on years of consumer preference based on both style and the quality of the merchandise.  WiseBuys had “outsourced” both its apparel and its shoe departments, which in the industry is referred to as Lease Department Sales (“LDS”).  LDS providers are allocated a consistent or proportionate square foot sales area in each location, and they provide their own fixtures, inventory, and personnel.  Since acquiring Hackett’s, which does not use LDS providers, the company will no longer use LDS providers for apparel sales, which will result in higher revenues and actual gross margins and profits.  The company’s former LDS provider (through WiseBuys) was Masters, Inc.  Our relationship with Masters, Inc. ceased in January 2008 and we will replace its “discount” merchandise with our own premium branded merchandise.

Hackett’s carries premier footwear from providers including Nike, Asics, New Balance, Red Wing, Georgia Boot, Crocs, and Timberland.  These brands also command premium prices in the marketplace based on years of consumer preference based on both style and the quality of the merchandise.  Since its inception, WiseBuys’ footwear LDS has been Payless ShoeSource, Inc. (“Payless”).  Payless retains its own brand and signage and is more of a “store-within-a-store.”  Payless had the option to and decided to remain in the former WiseBuys store locations based on the previously negotiated leases.  Although Payless shall remain at these initial former WiseBuys locations, Hackett’s will not likely initiate additional leases with Payless nor generally carry other “discount” merchandise in any category for the foreseeable future.

Hackett’s uses a three-prong marketing approach:
(i)
Space is allocated in-store for community use. Events are held periodically that will directly impact store traffic flow. These events have included craft shows, sportsman shows, and related events that tie-in with established community and countywide functions and events.

(ii)
“Special Buy” events are held strategically throughout the year with vendor support. An example would be a “Famous Brands” event, where our apparel provider will make volume purchases of designer names at steep discounted pricing. Other events have included “Truckload Sales” of products such as Soda, Snack items or even paper products.

(iii)	Hackett’s has also utilized radio spots, local cable TV, and print advertisements inserted in local newspapers for its advertising.

Hackett’s strategy has traditionally used product sales or special event to drive sales, although management has considered an “every day low prices” strategy. Consumers have become more accustomed to the EDLP strategies of many retailers, and management recognizes that a blend of the two strategies may be appropriate moving forward.

On December 18, 2008, Seaway Valley Capital Corp. (“SVCC”) transferred ownership of its subsidiary, Patrick Hackett Hardware Company (“PHHC”), to a public company named “The Americas Learning Centers, Inc.” (“ALRN”).  The transfer was affected by the following procedures:

•	SVCC transferred 96 shares of the capital stock of PHHC to ALRN and later transferred into ALRN 404 additional shares of PHHC that had been issued to the Company in July 2008 to ALRN.
•	SVCC paid $35,000 to the majority shareholders of ALRN.
•	The majority shareholders of ALRN transferred to SVCC common and preferred stock in ALRN that collectively represents approximately 88% of the equity in ALRN.
•	The majority shareholders of ALRN transferred to SVCC convertible debt instruments issued by ALRN in the principal amount of $345,559.
•
ALRN issued to its majority shareholders promissory notes in the aggregate principal amount of $215,000, requiring payments of approximately $10,000 in 30 days and approximately $33,000 every 30 days after issuance.  SVCC guaranteed the payments due under the notes.

•	Tom Scozzafava, the CEO of SVCC, was appointed CEO and Chairman of the Board of ALRN.

All of the securities delivered at closing were placed in escrow.  The Escrow Agreement provides that if ALRN satisfies its obligations under the notes issued to its majority shareholders, then the escrow agent will deliver the securities as described above.  If, however, there is a default under the promissory notes, then all of the assets described above will be returned to their owners prior to the closing, except that none of the funds contributed by SVCC will be reimbursed to it. The ALRN changed its name to Hackett’s Stores Inc. and its symbol to HCKE.PK in 2009.

DESCRIPTION OF THE BUSINESS OF NORTH COUNTRY HOSPITALITY HOLDINGS

Alteri Bakery, Inc.

Alteri Bakery, Inc. (“Alteri’s”)  has serviced the North Country region with quality baked goods since 1971.  Alteri’s is located in a state of the art baking facility in the heart of Watertown’s business district, and is one of the last traditional Italian bakeries in the area.  Alteri's produces the area’s only "true" Italian breads and specialty pastry items, such as cakes, cookies, muffins, bagels, and specialty gift baskets.  Alteri’s products can be found at local restaurants, grocery stores, schools, and its own store.  In addition, Alteri’s recently assumed the production of sub rolls for the entire Jreck Subs franchise chain of 47 locations, which alone includes approximately two million five hundred thousand rolls baked and shipped annually.

The majority of Alteri’s bread is sold through supermarkets and mass merchandisers, while sweet goods are sold principally through supermarkets, national mass merchandisers and convenience stores. One customer, JRECK SUBS, Inc., accounted for approximately 50% of Alteri’s net sales in fiscal 2008 or approximately $1,200,000. No other single customer accounted for more than 10.0% of Alteri’s net sales. Sweet goods sales tend to be somewhat seasonal, with a historically weak winter period, which we believe is attributable to altered consumption patterns during the holiday season. Sales of buns and rolls products are historically higher in the spring and summer months.

Alteri’s marketing and advertising campaigns are conducted through targeted print advertising, as well as coupon inserts in newspapers and other printed media.  Alteri’s products are distributed in markets primarily in northern New York. Alteri’s plant is located close to Alteri’s major marketplace enabling effective delivery and superior customer service. We do not keep a significant backlog of inventory, as Alteri’s fresh bakery products are promptly distributed to Alteri’s customers after being produced.

We deliver Alteri’s fresh baked bread and sweet goods from Alteri’s production facility in Watertown, NY. Alteri’s sales force then delivers primarily to mass merchandisers, supermarkets and convenience stores on Alteri’s regional delivery routes. We are one of only a few fresh baked bread and sweet goods producers with a direct store delivery, or DSD, system that enables us to provide frequent and individualized service to Alteri’s customers. Alteri’s DSD system allows us to effectively manage shelf space and efficiently execute in-store promotions and new product introductions. Alteri’s business plan calls for implementing a distribution system that evolves from Alteri’s current system, which generally provides the same delivery to all customers, to one that utilizes different delivery options for Alteri’s customers based on customer size, growth potential and service needs. We believe this system will lower Alteri’s cost structure and contribute to profitable growth in revenues.

In accordance with industry practice, we repurchase dated and damaged products from most of Alteri’s customers.

Alteri’s faces intense competition in its markets from primarily large national bakeries, smaller regional operators, small retail bakeries, supermarket chains with their own bakeries, grocery stores with their own in-store bakery departments or private label products and diversified food companies. Competition is based on product quality, price, customer service, brand recognition and loyalty, promotional activities, access to retail outlets and sufficient shelf space and the ability to identify and satisfy consumer preferences. Customer service, including responsiveness to delivery needs and maintenance of fully stocked shelves, is also an important competitive factor and is central to the competition for retail shelf space. Alteri’s ability to provide customer service through Alteri’s DSD delivery system is highly reliant on the execution and performance of Alteri’s route drivers. This system is operated under collective bargaining agreements that can restrict the implementation, timing and effectiveness of Alteri’s sales operation. Interstate Bakeries, Campbell Soup Company, George Weston Limited, Flowers Foods, Inc., Grupo Bimbo, S.A. and Sara Lee Corporation are the largest fresh baked bread competitors, each marketing bread products under various brand names. Flowers Foods, Inc., George Weston Limited, Grupo Bimbo, S.A., Krispy Kreme Doughnuts, Inc., McKee Foods Corporation and Tasty Baking Company are Alteri’s largest competitors with respect to fresh baked sweet goods. In addition, fresh baked sweet goods also compete with other sweet snack foods like cookies and candies. From time to time, we experience price pressure in certain of Alteri’s markets as a result of competitors’ promotional pricing practices.

Most ingredients in Alteri’s products, principally flour, sugar and edible oils, are readily available from numerous sources. To date, we have not utilized commodity hedging derivatives such as exchange traded futures and options on wheat, corn, soybean oil and certain fuels, to reduce Alteri’s exposure to commodity price movements for future ingredient and energy needs. We also purchase other major commodity requirements through advance purchase contracts, generally not longer than one year in duration, to lock in prices for raw materials.  Prices for Alteri’s raw materials are dependent on a number of factors including the weather, crop production, transportation and processing costs, government regulation and policies, and worldwide market supply of, and demand for, such commodities. Although we believe that we are able to obtain competitive prices, the inherent volatility of commodity prices occasionally exposes us to fluctuating costs. We attempt to recover the majority of Alteri’s commodity cost increases by increasing prices, moving towards a higher margin product mix or obtaining additional operating efficiencies. We are limited, however, in Alteri’s ability to take greater price increases than the bakery industry as a whole because demand for Alteri’s products has shown to be negatively affected by such price increases.

We employ approximately 50 people, of which 20 are full-time employees.

Sackets Harbor Brewing Company, Inc.

Sackets Harbor Brewing Company (“SHBC”) develops, produces, and markets micro brewed beers such as the award winning “War of 1812 Amber Ale” and “Railroad Red Ale” as well as “Thousand Island Pale Ale”, “1812 Amber Ale Light” and “Harbor Wheat” premium craft beers.  Its “1812 Amber Ale” is the company’s flagship brand and was the winner of a Silver Award at the 1998 World Beer Championship and has been aggressively marketed to command a significant retail presence in the regional market place.  Management estimates 1812 Ale is distributed to over 3,000 retail locations in New York and Florida.  The company has also developed complementary products such as Sackets Harbor Coffee and Sackets Harbor Brewing Co. Root Beer.

The U.S. domestic beer market falls into a number of market categories, some of which include low-priced, premium, super premium, lite, import, and specialty/craft beers. In the Domestic Territory, the Company competes in the specialty/craft category, the size of which is currently estimated by the Brewers Association to be approximately 8 million barrels produced per year. Craft beers are typically all malt, characterized by their full flavor, and are usually produced using methods similar to those of traditional European brews. The domestic beer market is dominated by large domestic and international brewers, and the craft brewing segment is growing, but is relatively small.

The Company's bottled products are sold through wholesale distributors to consumers at supermarkets, warehouse stores, liquor stores, taverns and bars, restaurants, and convenience stores.  Currently two of the Company's brands are also available on draft. The Company's products are delivered to retail outlets by independent distributors whose principal business is the distribution of beer and in some cases other alcoholic beverages, and who typically also distribute one or more national beer brands. Together with its distributors, the Company markets its products to retail outlets and relies on its distributors to provide regular deliveries, to maintain retail shelf space, and to oversee   timely rotation of inventory. The Company also offers a variety of ales and lagers directly to consumers at the tavern and merchandise store in Sackets Harbor, New York.

Production of the Company's beverages requires quantities of various agricultural products, including barley, hops, malt, and malted wheat for beer. The Company fulfills its commodities requirements through purchases from various sources, some through contractual arrangements and others on the open market. These purchases are made directly by High Falls Brewing Company, which brews the Company's products on a contract basis. The Company experienced substantial increases in the price of hops during 2008 due to low supply and high demand. The commodity markets have experienced, and the Company believes that the commodity markets will continue to experience, price, availability and demand fluctuations. The price and supply of raw materials will be determined by, among other factors, the level of crop production, weather conditions, export demand, and government regulations and legislation affecting agriculture.

The Company’s product sales are seasonal, with the first and fourth quarters historically being the slowest and the rest of the year typically having stronger sales. The sales volume can be affected by weather. Accordingly, the Company’s results for any individual quarter may not be indicative of the results that may be achieved for the full fiscal year.

The Company markets its products through various advertising programs with its distributors and wholesalers. The sales and marketing staff offer support to the wholesalers and retailers by educating them about the Company’s products. The Company’s products are promoted at local art music or food festivals, and restaurants and pubs. The Company has a brewpub in Sackets Harbor, NY.  The Company also utilizes signs, tap handles, coasters, logo glassware and posters to promote its products in bars, pubs and restaurants.  At times the Company has introduced various discounting programs, primarily ‘post-offs’ that are often done in conjunction with distributors and retailers. Additionally, the Company does advertise its products in print media and billboards.

In the United States, the federal excise tax rate is $7.00 per bbl. for up to 60,000 bbl. per year and $18.00 per bbl. for over 60,000 bbl. for brewers producing less than 2,000,000 barrels per year. The State of New York presently imposes on brewers an excise tax of $3.88 per bbl. for production in excess of 100,000 bbl. per year.

Seaway Restaurant Group

Seaway Restaurant Group ("SRG") is comprised of a dynamic and developing roster of upscale casual- and fine-dining restaurants. Each of the SRG restaurants is unique and memorable, which allows our guests to visit any among them multiple nights during the week to discover something new and exciting upon each visit. The common thread uniting all SRG restaurants is an emphasis on excellent food, superior service, and genuine value. We have been fortunate to receive acknowledgements for our restaurants from both our customers and within the industry.

Sackets Harbor Brew Pub (the "Brew Pub") is an operating restaurant and bar that produces its own premium craft beers on site while also offering fine dining. The Brew Pub offers a rotating selection of six of its own specialty craft beers on tap including its War of 1812 Amber Ale (“1812 Amber Ale”), Railroad Red, Harbor Wheat and Thousand Island Pale Ale as well as ever changing seasonal offerings.  Good Fello’s Brick Oven and Wine Bar ("Good Fello's") is featured in charming interior of brick and wood and specializes in excellent-yet-affordable Italian food.  The focal point of the restaurant is its large brick oven for cooking its premium specialty pizzas, appetizers and unique pasta entrees along side a comfortable bar that offers a wide variety of wine and craft beers.  Good Fello's warmth and intimate atmosphere offers a unique setting rarely found in the marketplace for neighborhood Italian eateries.  Additionally, the Sackets Harbor-based Good Fello’s has premium lodging facilities above the restaurant, which are booked through the Ontario Place Hotel, also in Sackets Harbor, NY.  The 1812 Station House is a full services banquet and special function facility situated in a completely remodeled historic building in beautiful downtown Sackets Harbor, NY.  The 1812 Station House offers fine entrees and various packages for group sizes from 10-200. This unique and inviting atmosphere and location has been proven ideal for corporate functions and meetings, wedding receptions, other special occasion functions which demand private facilities and attention to detail. The 1812 Station House is equipped with a full kitchen, comfortable bar, spacious and open dining area, and a stone patio ideal for cocktails and hour d'ouvres.

On April 19, 2009 the Company sold to NCH Partners, LLC the restaurant operations of Good Fello’s Brick Oven Pizza and Wine Bar and Sackets Harbor Brewing Company for the assumption a certain debts and agreements to lease the respective facilities for a minimum of five years.  The Company retained ownership of the respective real properties and business assets, and NCH Partners, LLC has the right to acquire the business assets at the end of the tenth year.  NCH Partners, LLC does not have an option to acquire the real property of either business.  Additionally, Seaway Valley Capital Corporation retained ownership of the intellectual property (name, recipes, trademarks, etc) of Sackets Harbor Brewing Company, Inc., and agreed to license these assets to NCH Partners, LLC for a minimal annual fee for use in restaurant operations only.  The beer production and third-party beer marketing business was not part of the transaction.  The Company continues to explore various restaurant concepts for investment.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

Other than obtaining Sackets Harbor Brewing Company’s licensing rights for individual micro-brewed beer products for distribution, the Company does need government approval for its products.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations- including securities laws.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Additionally, Sackets Harbor Brewing Company’s brewing operations are subject to licensing by local, state and federal governments, as well as to regulation by a variety of state and local agencies. The Company is licensed to manufacture and sell beer by the Departments of Alcoholic Beverage Control in New York. A federal permit from the United States Treasury Department, Alcohol and Tobacco Tax and Trade Bureau (the "TTB") (formerly the Bureau of Alcohol, Tobacco, and Firearms) allows the Company to manufacture fermented malt beverages. To keep these licenses and permits in force the Company must pay annual fees and submit timely production reports and excise tax returns. Prompt notice of any changes in the operations, ownership, or company structure must also be made to these regulatory agencies. The TTB must also approve all product labels, which must include an alcohol use warning. The Company's production operations must also comply with the Occupational Safety and Health Administration's workplace safety and worker health regulations and comparable state laws. Management believes that the Company is presently in compliance with the aforementioned laws and regulations. In addition, the Company has implemented its own voluntary safety program.

Further, Alteri Bakery’s operations are subject to regulation by various federal, state and local government entities and agencies. As a baker of fresh baked bread and sweet goods, Alteri’s operations are subject to stringent quality, labeling and traceability standards, including the Federal Food and Drug Act of 1906 and Bioterrorism Act of 2002, and rules and regulations governing trade practices, including advertising. Alteri’s bakery operations and Alteri’s delivery fleet are subject to various federal, state and local environmental laws and workplace regulations, including the federal Occupational Safety and Health Act of 1970, the federal Fair Labor Standards Act of 1938, the federal Clean Air Act of 1990, the federal Clean Water Act of 1972 and the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA. Future compliance with or violation of such laws or regulations, and future regulation by various federal, state and local government entities and agencies, which could become more stringent, may have a material adverse effect on Alteri’s financial condition and results of operations. We could also be subject to litigation arising out of such governmental regulations that could have a material adverse effect on Alteri’s financial condition and results of operations. We believe that Alteri’s current legal and environmental compliance programs adequately address such concerns and that we are in substantial compliance with such applicable laws and regulations. From time to time the Company receives notices of violation relating to environmental and other regulations. When such notices are received, the Company works with the appropriate authorities to seek a resolution to the violations, which may include payment of fines or penalties, adjustment to company operations or protocols, site remediation, or the acquisition or repair of equipment at the facility in question.

While it is difficult to quantify the potential financial impact of actions involving environmental matters, particularly remediation costs at waste disposal sites and future capital expenditures for environmental control equipment, in the opinion of Alteri’s management, the ultimate liability arising from such environmental matters, taking into account established accruals for estimated liabilities, should not be material to Alteri’s overall financial position, but could be material to results of operations or cash flows for a particular quarter or annual period.

RESEARCH AND DEVELOPMENT ACTIVITIES

NONE

ENVIRONMENTAL LAWS

Alteri’s bakery operations are subject to compliance with the federal Clean Air Act of 1990, the federal Clean Water Act of 1972 and the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA. Future compliance with or violation of such laws or regulations, and future regulation by various federal, state and local government entities and agencies, which could become more stringent, may have a material adverse effect on Alteri’s financial condition and results of operations. We could also be subject to litigation arising out of such governmental regulations that could have a material adverse effect on Alteri’s financial condition and results of operations. We believe that Alteri’s current legal and environmental compliance programs adequately address such concerns and that we are in substantial compliance with such applicable laws and regulations. From time to time the Company receives notices of violation relating to environmental and other regulations. When such notices are received, the Company works with the appropriate authorities to seek a resolution to the violations, which may include payment of fines or penalties, adjustment to company operations or protocols, site remediation, or the acquisition or repair of equipment at the facility in question.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Seaway Valley and its subsidiaries employ over 300 people.  In connection with the Patrick Hackett Hardware Company acquisition, Hackett’s entered into executive employment agreements with each of the Sellers.  Ms. Cliff's and Mr. Hackett’s agreements have five year terms.  Mr. Garrelts' agreement has a two year term.  Each agreement provides for three years of non-competition after its termination.

DESCRIPTION OF PROPERTY

The Company currently maintains office space at 10-18 Park Street, 2 nd Floor, Gouverneur, New York 13642 in a leased facility. The Company paid no rent during 2008 for these offices. During 2009 the Company may be asked to pay rent for these offices. We believe these offices will be sufficient for our needs for the foreseeable future.

The Company and/or its subsidiaries own or leases a number of properties.  Below is a complete list of the Company’s real estate properties – both leased and owned:

Patrick Hackett Hardware Company (owned) 19 Minor Street Canton, NY 13617	Patrick Hackett Hardware Company (owned) 1223 Pickering Street Ogdensburg, NY 13669
Patrick Hackett Hardware Company (owned) 1301 State Street Ogdensburg, NY 13669	Patrick Hackett Hardware Company (owned) 213 West Main Street Sackets Harbor, NY 13685
Good Fello’s Brick Oven Pizza and Wine Bar (owned) 202 West Main Street Sackets Harbor, NY 13685	Sackets Harbor Brew Pub (owned) 212 West Main Street Sackets Harbor, NY 13685
Sackets Cantina (owned) 210 West Main Street Sackets Harbor, NY 13685	Alteri Bakery, Inc. (owned) 981 Waterman Drive Watertown, NY 13601
North Country Hospitality Headquarters (owned) 24685 NYS Rte. 37 Watertown, NY 13601	Patrick Hackett Hardware Company (leased) 5533 University Plaza Canton, NY 13617
Patrick Hackett Hardware Company (leased) 471 East Main Street, Suite 1B Gouverneur, NY 13642	Patrick Hackett Hardware Company (leased) 200 Market Street Potsdam, NY 13676
Patrick Hackett Hardware Company (leased) 3779 State Route 3 Pulaski, NY 13142	Patrick Hackett Hardware Company (leased) 6100 St. Lawrence Center Massena, NY 13662
Patrick Hackett Hardware Company (leased) 94 Demars Blvd., Suite 1 Tupper Lake, NY 12986	Patrick Hackett Hardware Company (leased) 144 Eastern Blvd. Watertown, NY 13601
Patrick Hackett Hardware Company (leased) 108 Utica Street, Route 12B Hamilton, NY 13346

 LEGAL PROCEEDINGS

The Company's WiseBuys subsidiary is party to the matter entitled Einar J. Sjuve vs. WiseBuys Stores, Inc. et al, which action was filed in the Supreme Court of Oswego County, New York in January 2008. The complaint involves an alleged slip and fall that occurred at WiseBuys’ Pulaski, NY store in 2005.  The Plaintiff is alleging damages in the amount of $125,000.  WiseBuys intends to answer the complaint denying the majority of the claims.  WiseBuys believes that it has adequate insurance coverage to protect it against any potential liability for the claim. This matter is still pending.

Johnson Newspaper Corporation v. Patrick Hackett Hardware Co., State of New York Supreme Court, County of Jefferson.  This is a money judgment action in the total amount of $30,524.27 plus interest, cost and expenses.  The action has just been commenced and the Company has an extension of time to answer.  The Company intends to seek an out of court settlement in an amount close to the relief sought.

Falso Service Experts LLC v. Hacketts Hardware, Oswego City Court, Oswego, New York.  This is a small claims case for HVAC services in the amount of $3,295.88.  This case has just been filed and scheduled for hearing June 3, 2009.  The Company intends to seek an out of court settlement in an amount close to the relief sought.

GBR Market Street LLC and Potsdam Holdings, LP – Lessor of the leased premises at Potsdam, New York.  The Lessor has declared a default and made demand for past due rent in the total amount of $40,800.00 through April 30, 2009.  There is no litigation pending and the company intends to seek out of court settlement in an amount close to the relief sought.

Wells Fargo Bank, NA – Wells Fargo has declared a default under a credit and security agreement dated as of March 5, 2008.  The Company has agreed, in principle, to enter into a forbearance agreement under and by which, among other things, the Company will repay all outstanding obligations to Wells Fargo which presently total approximately $659,000, on or before mid July 2009.

True Value Company – True Value has notified the Company that it intends to require a payment of approximately $1,500,000 of aged payables.  No litigation has been commenced and it is the Company’s intention to enter into a forbearance agreement and payment plan.

Miscellaneous Trade Vendors – In addition to True Value Company, the Company owes trade vendors approximately $4,000,000.00.  A representative group of trade vendors has made demand for payment.  No litigation is pending.  It is the Company’s intention to enter into a forbearance agreement and payment plan with the trade vendors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of May 19, 2009 the Company had a total of 124 shareholders of record.  Seaway Valley Capital Corporation is currently listed on the Over the Counter Bulletin Board of NASDAQ under the symbol SWVL.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

 A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

Our stock transfer agent is Standard Registrar & Transfer Co Inc., 12528 South 1840 East, Draper, UT  84020, Phone:  801-571-8844, Fax:  801-571-2551.

FINANCIAL STATEMENTS

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the latest period ended December 31, 2008 and the reviewed financials for the 3 months ended March 31, 2009 immediately follow.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

Much of the discussion in this Item is "forward looking" as that term is used in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.  Actual operations and results may materially differ from present plans and projections due to changes in economic conditions, new business opportunities, changed business conditions, and other developments.  Other factors that could cause results to differ materially are described in our filings with the Securities and Exchange Commission.

There are several factors that could cause actual results or events to differ materially from those anticipated, and include, but are not limited to general economic, financial and business conditions, changes in and compliance with governmental laws and regulations, including various state and federal environmental regulations, our ability to obtain additional financing from outside investors and/or bank and mezzanine lenders and our ability to generate sufficient revenues to cover operating losses and position us to achieve positive cash flow.  Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of a certain date.

PLAN OF OPERATION

Seaway Valley Capital Corporation (“Seaway Valley” or the “Company”) is a venture capital and investment company.  Seaway Valley focuses on equity and equity-related investments in companies that require expansion capital and in companies pursuing acquisition strategies.   Seaway Valley will consider investment opportunities in a number of different industries, including retail, consumer products, restaurants, media, business services, and manufacturing. The Company will also consider select technology investments.  Returns are intended to be in the form of the eventual share appreciation and dispossession of those equity stakes and income from loans made to businesses.

RETAIL HOLDINGS

On October 23, 2007, Seaway Valley acquired all of the capital stock of WiseBuys Stores, Inc. (“WiseBuys”).  WiseBuys Stores, Inc. owns and operates five retail stores in central and northern New York.  WiseBuys Stores, Inc. was formed and began operations in 2003 as a direct result of the closing of small-town retailer, Ames Department Stores.  Founded primarily by lifelong “north country” residents, WiseBuys initially focused its efforts on serving the “discount” retail needs of rural communities throughout northern and central New York.

On November 7, 2007, Seaway Valley purchased all of the outstanding capital stock of Patrick Hackett Hardware Company, a New York corporation (“Hackett’s”).  Hackett’s, one of the nation’s oldest retailers, with roots dating back to 1830, is a full line department store specializing in name brand merchandise and full service hardware.  At the time of the acquisition, Hackett’s had locations in five towns in upstate New York:  Ogdensburg, Potsdam, Watertown, Massena and Canton.  Each store features brand name clothing for men, women, and children, and a large selection of athletic, casual, and work footwear.  Hackett’s also carries domestics, home décor, gifts, seasonal merchandise and sporting goods.  Hackett’s full service hardware department features traditional hardware, tool, plumbing, paint and electrical departments.

Subsequent to the acquisition, WiseBuys has contributed its retail assets to Hackett’s, and management intends to convert the five WiseBuys stores into Hackett’s brand stores.  During 2008, the Company operated ten Hackett’s locations - Canton, Gouverneur, Hamilton, Massena, Ogdensburg, Potsdam, Pulaski, Sackets Harbor, Tupper Lake, and Watertown – all in New York.   In 2009, Hackett’s closed its stores in Pulaski and Watertown, NY, and also announced its intentions to open two new stores in Lake Placid and Queensbury, NY.

HOSPITALITY HOLDINGS

On June 1, 2008, Seaway Valley acquired the assets and companies of North Country Hospitality, Inc.  “North Country” was formed in 2005 and acquired and developed hospitality assets such as restaurants, lodging and other consumer product companies in northern New York.   At the time of the acquisition, North Country owned the following businesses:

Alteri Bakery, Inc.

Alteri Bakery has serviced the North Country region with quality baked goods since 1971.  Alteri’s is located in a state of the art baking facility in the heart of Watertown’s business district, and is one of the last traditional Italian bakeries in the area.  Alteri's produces the area’s only "true" Italian breads and specialty pastry items, such as cakes, cookies, muffins, bagels, and specialty gift baskets.  Alteri’s products can be found at local restaurants, grocery stores, schools, and its own store.  In addition, Alteri’s recently assumed the production of sub rolls for the entire Jreck Subs franchise chain of 47 locations, which alone includes approximately two million five hundred thousand rolls baked and shipped annually.

Sackets Harbor Brewing Company, Inc.

Sackets Harbor Brewing Company (“SHBC”) develops, produces, and markets micro brewed beers such as the award winning “War of 1812 Amber Ale” and “Railroad Red Ale” as well as “Thousand Island Pale Ale”, “1812 Amber Ale Light” and “Harbor Wheat” premium craft beers.  Its “1812 Amber Ale” is the company’s flagship brand and was the winner of a Silver Award at the 1998 World Beer Championship and has been aggressively marketed to command a significant retail presence in the regional market place.  Management estimates 1812 Ale is distributed to over 3,000 retail locations in New York and Florida.  The company has also developed complementary products such Sackets Harbor Coffee and Sackets Harbor Brewing Co. Root Beer.

Seaway Restaurant Group

Seaway Restaurant Group ("SRG") is comprised of a dynamic and developing roster of upscale casual- and fine-dining restaurants. Each of the SRG restaurants is unique and memorable, which allows our guests to visit any among them multiple nights during the week to discover something new and exciting upon each visit. The common thread uniting all SRG restaurants is an emphasis on excellent food, superior service, and genuine value. We have been fortunate to receive acknowledgements for our restaurants from both our customers and within the industry.

INVESTMENT FUND

On July 1, 2007, Seaway Valley Capital Corporation assumed the role of Fund Manager of the Seaway Valley Fund, LLC, which is a wholly owned subsidiary of WiseBuys Stores, Inc. As the sole investment manager of the Fund, the Company makes exclusive investment decisions regarding acquisition and dispossession of various securities in the Fund.  At the time the Company assumed the management of the Fund on July 1, 2007, its assets totaled approximately $1.83 million.  During 2007, the Company successfully negotiated and sold securities on behalf of the Fund that generated gross proceeds of $1.52 million with realized profits of approximately $1.0 million.  There was no material activity or assets in the Fund during 2008.

In the three months ended March 30, 2009, we had net losses of $3,948,990. Our continuation as a going concern is dependent upon our ability to attain profitable operations and generate revenues or raise equity capital or borrowings sufficient to meet current and future obligations. Our management plans to raise equity financings of approximately $10,000,000 over the next twelve months to finance operations, but there is no guarantee that we will be able to raise this money to fund our business plan.

Result of Operations

Three Months Ended March 30, 2009 Compared with Three Months Ended March 30, 2008

The Company’s net sales increased to $2,988,148 for the three month period ended March 30, 2009 from $2,653,041 for the three month period ended March 30, 2008, an increase of $335,107.  The increase in sales was the result of the acquisition of North Country Hospitality which took place on June 1, 2008.

The Company’s cost of goods sold also increased from $1,973,836 for the three months ended March 30, 2008 to $2,574,153 during the same period in 2009. This led to a $265,210 decrease in our gross margin to $413,995 for the three month period ended March 30, 2009 from $679,205 for the three month period ended March 30, 2008.

Net realized and unrealized loss on the sale of securities was $0 during the three month period ended March 30, 2009 versus $52,932 for the same period ended March 30, 2008.

General and administrative expenses during the three months ended March 30, 2009 were $2,026,055 versus $1,869,863 for the same period in 2008. The increase of $ $156,192 was driven by the acquisition of North Country Hospitality.

Seaway Valley Capital Corporation had an operating loss from continuing operations of $2,530,088 for the three months ended March 30, 2009 versus $2,583,573 for the same period ended March 30, 2008. This is related to the fact that the Company had no operations of North Country in the first quarter of 2008 while it had a full three months of operations in 2009.

The Company recognized a loss from discontinued operations of $868,902 for the three months ended March 30, 2009, compared to a net loss of $211,783 for the same period in 2008.  The primary driver of the 2009 increase in losses was the recognition of the totality of lease obligations remaining on the life of closed Hackett’s stores.

Net losses for the periods ended March 30, 2009 and March 30, 2008 were $3,948,990 and $2,930,356, respectively.  The primary drivers for the losses were losses from discontinued operations, increased SG&A expenses, seasonal ebb in our hospitality holdings, and margin compression at Hackett’s.

Fiscal Year Ended December 31, 2008 Compared with Fiscal Year Ended December 31, 2007

The Company’s net sales increased to $21,894,746 for the fiscal year ended December 31, 2008 versus $4,197,633 for fiscal year ended December 31, 2007, an increase of $17,697,113.  The increase in sales was the result of the acquisition of Hackett’s and North Country Hospitality, Inc., which took place on November 7, 2007 and on June 1, 2008, respectively.

Cost of goods sold were $15,045,036 in 2008 versus $2,529,195 in 2007 generating a gross profit of $6,849,710 in 2008 versus $1,668,438 in 2007.

The Company incurred a loss on the sale of securities of $106,556 in 2008 versus achieving a gain of $1,219,408 in 2007.

Selling, general and administrative expenses were $13,026,449 for the year ended December 31, 2008 as compared to $3,991,717 for the year ended December 31, 2007, representing an increase of $ $9,034,732. The increase was primarily due to the acquisition of Hackett’s and North Country Hospitality, Inc. in late 2007 and 2008, respectively.  Additionally, the recognized impairment of Goodwill of $6,839,736 caused Total Operating Loss to increase to $13,123,031 from a loss of $1,103,871 in 2007.

Other income (expense) increased to $1,096,452 for the year ended December 31, 2008 from $135,283 for the year ended December 31, 2007, or an increase of $961,169. Included in the increase was income from unrealized gain on derivative instruments of $4,043,266 in 2008 versus $1,270,146 in 2007, which help offset an increase in interest expense to $3,262,097 in 2008 from $1,172,112 in 2007.

As a result of the foregoing, we incurred a loss from continuing operations of $12,026,579 in 2008 versus a loss of $968,588 in 2007.

There was no income or loss from discontinued operations in 2008 versus 2007.  On July 1, 2007, when Seaway Capital, Inc. acquired control of the Company from GreenShift Corporation, the Company sold its operating businesses to GS CleanTech Corporation, an affiliate of GreenShift, in return for the assumption by GS CleanTech of a $1,125,000 convertible debenture owed by the Company (See Note 15 to the Consolidated Financial Statements).  This sale resulted in a one-time gain on the disposition of the discontinued operations of $1,363,334, which was more than offset by operating losses of that divested division of $2,591,744, which resulted in a net loss from discontinued operations of $1,228,410.

Net results for the fiscal years of 2008 and 2007 was a loss of $12,026,579 and a loss of $3,967,952, respectively.  The primary drivers for the losses in 2008 were expenses relating to the impairment of Goodwill, the expenses relating to the conversion of WiseBuys stores into Hackett’s stores, losses from lack of inventory at Hackett’s in the first six month of 2008, share based compensation, and increased accrued interest expenses.

Liquidity and Capital Resources

Our operations have been funded to date primarily by loans (both bank loans and convertible debentures), contributions by our founders and their associates, and in 2007 and 2006 profitable securities sales at Seaway Valley Fund, LLC.  The net amount of the bank loans is reflected on our March 31, 2009 balance sheet in the aggregate amount of $9,574,752.  The net amount of the convertible debentures is reflected on our March 31, 2009 balance sheet in the aggregate amount of $5,931,217.

At March 31, 2009 we had 7,842,200 in current assets, of which inventory represented 5,435,924 at cost and which was readily saleable.  Our marketable securities held in the Fund as of December 31, 2008 had a market value of an immaterial amount, which, unless they appreciate in value significantly, would not be sufficient to offset potential losses and satisfy upcoming debt obligations.

As a result, we may not have the capital resources necessary to carry on operations for the next year with continuing losses.  In order to implement our business plan we will need substantial additional capital, including the funds associated with any of the Company’s notes receivable outstanding.

The Company expects to fund its operations and capital expenditures from internally generated funds as well as additional outside capital, which may come in the form of equity or debt.  The Company requires additional funds for continuance of operations and may seek to raise such additional funds through public and private equity financings or from other sources. However, management cannot assure you that additional financing will be available at all or that, if available, such financing will be obtainable on terms favorable to us or that any additional financing will not be dilutive.

On March 4, 2008, Seaway Valley Capital Corporation and its wholly owned subsidiaries, WiseBuys Stores, Inc. and Patrick Hackett Hardware Company (collectively "Seaway" or the "Company"), consummated a five million dollar ($5,000,000) credit and security agreement with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (the "Line of Credit"). The funds available under Line of Credit are based on the Company's current inventory with adjustments based on items such as accounts payable. The term of the Line of Credit is three years. The interest rate on the Line of Credit is equal to the sum of the Wells Fargo prime rate plus one and one-quarter percent (1.25%), which interest rate shall change when and as the Wells Fargo prime rate changes. These funds will be used for general working capital at the Company. Under the terms of the agreement, the subsidiaries are required to maintain certain financial covenants including tangible net worth, net income and net cash flow amounts. At December 31, 2008 these covenants were not met.

In early January 2009, Wells Fargo initiated an advance rate reduction (from the original 55% of inventory) by 1% per week. The bank has declared the line of credit to be in default and has restricted certain cash receipts and disbursements of the Company until the line was repaid.  Due to the default, certain other long term obligations that may be callable by the holders have been classified as current in the accompanying financial statements.

In mid-January, Wells Fargo agreed to temporarily suspend the rate reduction in the event that Patrick Hackett Hardware Company raised an additional $2 million in equity capital or subordinated debt.  The Company was not successful in these capital raising efforts, and in February 2009 Wells Fargo again commenced the reduction of the advance rate.  On March 9th, March 18th and April 2nd, Wells Fargo issued default notices under the credit agreement, citing various default events such as failure to reach Tangible Net Worth, Net Cash Flow and Net Income milestones, as well as citing a change of control event as it related to the ALRN transaction.  The balance outstanding on the line of credit was $1,469,081 and $3,023,864 at March 31, 2009 and December 31, 2008, respectively.

By April 13, 2009, The Company and Wells Fargo had substantially agreed on a Forbearance Agreement whereby the Company would pursue business activities in an effort to eliminate the Wells Fargo line of credit within 13 weeks.  These measures included, among others, the closure of certain Hackett’s stores.  This agreement was executed on May 18, 2009.  The current balance of the Wells Fargo line of credit is approximately $700,000.

Future maturities of long-term debt and capital lease obligations are as follows:

Year Ending December 31	Total
2009	$3,344,799
2010	402,925
2011	262,270
2012	648,280
2013	600,677
Thereafter	2,920,442
Total	$8,179,393

Funding Requirements

We believe that considering the proceeds from this offering and other ongoing efforts to raise capital that we need approximately $10,000,000 to meet our capital requirements over the next 12-24 months (beginning August 2009) for the following estimated expenses and use of proceeds:

Offering Proceeds	$10,000,000

Vendor Payables – Hackett’s	$4,000,000
Vendor Payables – Alteri’s	500,000
Vendor Payables – SHBC	125,000
Vendor Payables – SVCC	75,000
Back Wages	125,000
Back Rent – Hackett’s	200,000
Investor Relations	250,000
Acct & Legal	150,000
Insurance	50,000

Bank Loan Repayments	1,414,281
Convertible Debenture Repayments	2,445,000

Capital Equipment – Alteri’s	500,000
Capital Improvements - Other	75,000
Miscellaneous	90,719

Total Operating Expenses:	$10,000,000

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements with any entities directly or indirectly related to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Listed below are the directors and executive officers of the Company.

Name	Age	First Year as Director	Position
Thomas W. Scozzafava	40	2007	CEO/Chairman

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation was paid during the fiscal years ended December 31, 2008 and 2007 to directors for services in their capacity as director.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

Thee following information sets forth the backgrounds and business experience of the directors and executive officers with or without contract with the company.

Thomas W. Scozzafava 40 Chairman, Chief Executive Officer, Chief Financial Officer Director since 2007.

Mr. Scozzafava is a founder of WiseBuys Stores, the operating subsidiary of Seaway Valley Capital Corporation, and has served as its Chief Financial Officer since 2003.  Mr. Scozzafava has over 16 years experience in venture capital and leveraged buyout investing and has extensive capital markets experience.  From 2006 to 2007, Mr. Scozzafava co-founded and served as CEO of GS AgriFuels Corp., a subsidiary of GreenShift Corporation, a clean technology investment company.  Prior to founding WiseBuys Stores, Mr. Scozzafava was a Director of Prudential’s Merchant Banking Group, where he helped find, evaluate, negotiate, and structure leveraged buyouts of companies in industries that included telecommunications, media, business services, and manufacturing industries.  Mr. Scozzafava also held a senior management position at Prudential’s employee limited partnerships, where he completed approximately 40 venture capital and LBO investments.  Prior to joining Prudential, Mr. Scozzafava was member of Lehman Brothers' Merchant Banking Group, where he analyzed leveraged buyout and growth equity investments across various industries.  Mr. Scozzafava began his career with GE Capital Corporation, where he completed the company’s Financial Management Program while serving various analyst positions with GE Investments, GECC Vendor Financial Services, and Kidder Peabody.

In March 2006, New York State Governor George E. Pataki appointed Mr. Scozzafava to the Board of Trustees to the New York State Power Authority (“NYPA”).  Mr. Scozzafava, whose term ended in 2008, also sat on the Governance and Audit Committees of NYPA, whose mission is to provide clean, economical and reliable energy while promoting energy efficiency and innovation.  NYPA had revenues of over $2.7 billion in 2007.

Mr. Scozzafava received a Bachelor of Arts cum laude with concentrations in economics and mathematics with Honors distinction from Hamilton College in 1992.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

As reported herein and in the Company’s 2008 10-KSB, on April 13, 2009, six of the vendors of Patrick Hackett Hardware Company, of which Mr. Scozzafava is the Chairman and current President, filed a petition with the United States Bankruptcy Court of the Northern District of New York for relief under Chapter 7 of the US Bankruptcy Code.  On April 15th, the petitioning creditors agreed to file a request for a motion to dismiss the case as a result of a Letter Agreement and a Security Agreement between Hackett’s and the trade vendors.  On May 2, 2009 the United States Bankruptcy Court of the Northern District of New York dismissed the involuntary petition filed against Hackett’s.

The Company is actively searching for additional directors who have credentials, experience, and contacts, which will assist us in the fulfillment of our business plan.  The Company does not have any committees.  The Company does not have an audit committee financial expert on its board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

The compensations for the initial officers and directors is as shown below. The contracts with the other officer and key technical personal are being discussed and they have not been signed to date. We do not currently have any benefits, such as health or life insurance, available.

Summary Compensation Table

Name and Principal Position		Annual Compensation			Long-term
					Compensation
	Year	Salary	Bonus	Other	Shares	All Other
					Granted	Compensation
Thomas W. Scozzafava	2008	$140,000	$--	$--	0	$--
Chairman and Chief Executive Officer	2007	$260,417	$--	$--	20,000	$--

 (1)  Mr. Scozzafava received 20,000 shares as compensation for services rendered prior to the July 1, 2007 acquisition of Seaway Valley’s Series B Preferred Stock and Common Stock shares.

DIRECTORS' COMPENSATION

None.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

The Company’s President and CEO currently receives a salary of $100,000 and is employed on an at-will basis.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

The named executive officers of the Company do not hold any option to purchase shares of the Company's common stock.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There is no individual who owns 5% or more of the outstanding common stock, and neither of our officers or directors owns any shares of our common stock.  The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of any class of the Company’s voting stock, as well as the ownership of such shares by each member of Company’s Board of Directors and the shares beneficially owned by its officers and directors as a group. Each individual owned, on the Record Date, only one class of Company’s common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Aggregate Percent of Class	Percent of Voting Power

Thomas Scozzafava	100,000 Series E	100.0%	80.0%

Current executive officers and directors as a group (1 person)	100,000 Series E	100.0%	80.0%

North Country Capital Corp. 24685 NYS Route 37 Watertown, NY 13601	881,065 Series D	100.0%	7.4%

J. Canouse	82,500 Series C	22.7%	0.6%

Silver Hamilton, LLC 3109 Stirling Road, Suite 200 Ft. Lauderdale, FL 33312	180,290 Series C	49.68%	1.4%
____________________

(1)	The address of each owner, unless otherwise specified, is c/o Seaway Valley Capital Corporation, 10-18 Park Street, 2nd Floor, Gouverneur, N.Y. 13642

(2)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

On October 23, 2007, Seaway Valley Capital Corporation acquired all of the capital stock of WiseBuys Stores, Inc., which was majority owned by Thomas W. Scozzafava and members of his family.  In exchange for the WiseBuys shares, the Company issued to the shareholders of WiseBuys 1,458,236 shares of the Company's Series C Convertible Preferred Stock. The Series C Shares each have a liquidation preference of $4.00 (i.e. a total liquidation preference for the Series C shares of $5,832,944).  The Series C shares can be converted into shares of common stock at 21.25% of the market price. The holders of the Series C shares will have voting rights and dividend rights equal to the common shares into which they can be converted. WiseBuys Stores, Inc., which was organized in 2003, owns and operates five retail stores in central and northern New York.  It also owns a portfolio of minority investments indirectly through its wholly owned subsidiary, Seaway Valley Fund, LLC.

Director Independence

None of the members of the Company’s Board of Directors is an independent director, pursuant to the definition of “independent director” under the Rules of The NASDAQ Stock Market.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Seaway Valley Capital Corporation
(A Development Stage Company)

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2008 and 2007	F-3

Consolidated Statements of Operations for the Years Ended December 31, 2008 and 2007	F-4

Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2008 and 2007	F-5 - F-7

Consolidated Statements of Cash Flows for the Years Ended December 31, 2008 and 2007	F-8 - F-9

Notes to Financial Statements (December 31, 2008 and 2007)	F-10 - F-29

Consolidated Balance Sheets as of March 31, 2009 (unaudited) and December 31, 2008	F-30

Consolidated Statements of Operations (unaudited) for the Three Months Ended March 31, 2009 and March 31, 2008	F-31

Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended March 31, 2009 and 2008	F-32 - F-33

Notes to Consolidated Financial Statements (March 31, 2009)	F-34 - F-38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

May 18, 2009

To the Board of Directors and Stockholders of
Seaway Valley Capital Corporation and Subsidiaries,

We have audited the accompanying consolidated balance sheet of Seaway Valley Capital Corporation and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards established by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Seaway Valley Capital Corporation and Subsidiaries as of December 31, 2008 and 2007, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As more fully discussed in Note 1 to the financial statements, the Company has suffered losses from operations, is in default on a credit facility and has a working capital deficiency as of December 31, 2008.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dannible & McKee, LLP
Dannible & McKee, LLP
Syracuse, New York

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2008 and 2007

ASSETS	2008	2007
Current assets:
Cash	$590,859	$1,116,003
Accounts receivable	401,157	323,357
Inventories	7,416,788	6,194,051
Notes receivable	1,749,092	1,200,000
Marketable securities, trading	-	158,353
Prepaid expenses and other assets	104,852	48,990
Refundable income taxes	205,213	320,032
Total current assets	10,467,961	9,360,786
Property and equipment, net	10,783,578	3,787,485
Other Assets:
Deferred financing fees	246,597	82,301
Investments	465,973	358,236
Other assets	265,500	28,990
Excess purchase price	3,284,193	8,988,102
Security deposits	32,300	32,300
Total other assets	4,294,563	9,489,929
TOTAL ASSETS	$25,546,102	$22,638,200

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Line of credit	$3,065,117	$925,000
Accounts payable	7,454,894	3,133,709
Accrued expenses	2,907,020	719,099
Current portion of long term debt	3,344,799	3,075,869
Convertible debentures	1,735,638	946,328
Derivative liability - convertible debentures	-	878,499
Total current liabilities	18,507,468	9,678,504
Long term debt, net of current	4,834,594	4,800,874
Convertible debentures, net of current	3,785,171	1,177,669
Other liabilities	184,719
Due to related party	-	12,500
Total liabilities	27,311,952	15,669,547

Minority interest	2,812	-
Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY
Series A voting preferred stock, $.0001 par value; 100,000
shares authorized; 0 and 0 shares issued and outstanding, respectively	-	-
Series B voting preferred stock, $.0001 par value; 100,000
shares authorized; 0 and 100,000 shares issued and outstanding, respectively	-	10
Series C voting preferred stock, $.0001 par value; 1,600,000 shares authorized; 1,407,736 and 1,458,236 shares issued and outstanding,
respectively	141	146
Series D voting preferred stock, $.0001 par value; 1,250,000
shares authorized; 881,065 and 0 shares issued and outstanding, respectively	88	-
Series E voting preferred stock, $.0001 par value; 100,000
shares authorized; 100,000 and 0 shares issued and outstanding, respectively	10	-
Common stock, $0.0001 par value, 10,005,000,000 authorized;
2,744,523 and 178,279 shares issued and outstanding, respectively	274	18
Additional paid-in capital	15,265,333	11,976,408
Accumulated deficit	(17,034,508)	(5,007,929)
Total stockholders' equity (deficit)	(1,768,662)	6,968,653
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,546,102	$22,638,200

The notes to the consolidated financial statements are an integral part of these statements.

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

Revenue and third party income	$21,894,746	$4,197,633
Cost of revenue	15,045,036	2,529,195
Gross profit	6,849,710	1,668,438

Gain (loss) on sale of securities, net	(106,556)	1,219,408

Operating expenses:
Selling, general and administrative expenses (including stock-based compensation totaling $700,000 and $2,298,904, respectively)	13,026,449	3,991,717
Impairment of goodwill	6,839,736	-
Total operating expenses	19,866,185	3,991,717

Operating loss	(13,123,031)	(1,103,871)

Other income (expense):
Unrealized gain on derivative instruments	4,043,266	1,270,146
Interest expense	(3,262,097)	(1,172,112)
Interest income	189,143	11,716
Other income	126,140	25,533
Total other income (expense)	1,096,452	135,283

Loss from continuing operations	(12,026,579)	(968,588)

Discontinued operations
Gain on disposal of discontinued operations (net of tax)	-	1,363,334
Loss from discontinued operations (net of tax)	-	(2,591,744)
Total discontinued operations	-	(1,228,410)

Loss before provision for income taxes	(12,026,579)	(2,196,998)

Provision for deferred income taxes	-	1,770,954

Net loss	$(12,026,579)	$(3,967,952)

Loss per share from continuing operations – basic and diluted	$(17.98)	$(28.88)
Loss per share from discontinued operations – basic and diluted	-	(12.95)
Loss per share – basic and diluted	$(17.98)	$(41.84)
Weighted average shares of common stock outstanding – basic and diluted	669,008	94,848

The notes to the consolidated financial statements are an integral part of these statements.

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Preferred Stock
	Series A Voting		Series B Voting		Series C Voting
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 1, 2007	-	$-	78,250	$8	-	$-

Stock issued in connection with acquisition October 23, 2007	-	-	-	-	1,458,236	146

Stock issued for compensation	-	-	-	-	-	-

Conversion of common stock	-	-	21,750	2	-	-

Conversions of debt	-	-	-	-	-	-

Warrants issued with debt	-	-	-	-	-	-

Issuance of debt	-	-	-	-	-	-

Net loss	-	-	-	-	-	-

Balance, December 31, 2007	-	$-	100,000	$10	1,458,236	$146

Exchange of preferred stock	-	-	(100,000)	(10)	-	-

Conversion of preferred stock	-	-	-	-	(50,500)	(5)

Conversions of debt	-	-	-	-	-	-

Warrants issued with debt	-	-	-	-	-	-

Preferred stock dividends of subsidiary	-	-	-	-	-	-

Stock issued for compensation	-	-	-	-	-	-

Stock issued for investment	-	-	-	-	-	-

Net loss	-	-	-	-	-	-

Balance, December 31, 2008	-	$-	-	$-	1,407,736	$141

The notes to the consolidated financial statements are an integral part of these statements.

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Preferred Stock
	Series D Voting		Series E Voting
	Shares	Amount	Shares	Amount

Balance, January 1, 2007	-	$-	-	$-

Stock issued in connection with acquisition October 23, 2007	-	-	-	-

Stock issued for compensation	-	-	-	-

Conversion of common stock	-	-	-	-

Conversions of debt	-	-	-	-

Warrants issued with debt	-	-	-	-

Issuance of debt	-	-	-	-

Net loss	-	-	-	-

Balance, December 31, 2007	-	$-	-	$-

Exchange of preferred stock	-	-	100,000	10

Conversion of preferred stock	-	-	-	-

Conversions of debt	-	-	-	-

Warrants issued with debt	-	-	-	-

Preferred stock dividends of subsidiary	-	-	-	-

Stock issued for compensation	-	-	-	-

Stock issued for investment	881,065	88	-	-

Net loss	-	-	-	-

Balance, December 31, 2008	881,065	$88	100,000	$10

The notes to the consolidated financial statements are an integral part of these statements.

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder's
	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2007	5,653	$1	$855,024	$(1,039,977)	$(184,944)

Stock issued in connection with acquisition October 23, 2007	-	-	6,436,905	-	6,437,051

Stock issued for compensation	16,883	2	2,214,902	-	2,214,904

Conversion of preferred stock	(1,200)	(1)	(1)	-	-

Conversions of debt	156,943	16	1,573,782	-	1,573,798

Warrants issued with debt	-	-	183,671	-	183,671

Issuance of debt	-	-	712,125	-	712,125

Net loss	-	-	-	(3,967,952)	(3,967,952)

Balance, December 31, 2007	178,279	$18	$11,976,408	$(5,007,929)	$6,968,653

Exchange of preferred stock	-	-	-	-	-

Conversion of preferred stock	812,333	81	(75,076)	-	(75,000)

Conversions of debt	1,183,511	118	1,418,106	-	1,418,224

Warrants issued with debt	-	-	228,003	-	228,003

Stock issued for compensation	570,400	57	699,943	-	700,000

Stock issued for investment	-	-	1,017,949	-	1,018,037

Net loss	-	-	-	(12,026,579)	(12,026,579)

Balance, December 31, 2008	2,744,523	$274	$15,265,333	$(17,034,508)	$(1,768,662)

The notes to the consolidated financial statements are an integral part of these statements.

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing Operations
Net loss from continuing operations	$(12,026,579)	$(2,739,542)
Adjustments to reconcile net loss
to net cash provided by (used in) continuing operating activities:
Depreciation and amortization	780,357	71,799
Gain on sale of marketable securities	106,555	(999,745)
Unrealized gain on derivative instruments	(4,043,266)	(1,317,384)
Amortization of deferred financing fees	131,333	4,699
Stock based compensation	700,000	2,298,904
Amortization of debt discount	1,665,713	823,363
Proceeds from sale of trading securities, net	51,798	1,516,414
Accrued interest	664,509	24,458
Non cash investment	-	142,400
Provision for deferred income taxes	-	1,551,291
Impairment of goodwill	6,839,736	-
Change in assets and liabilities:
Accounts receivable	245,953	(130,473)
Inventories	(1,222,737)	1,016,698
Prepaid expenses and other assets	(55,862)	22,862
Refundable income taxes	114,819	-
Related party	(12,500)	(510,532)
Other assets	28,990	-
Accounts payable	3,773,561	(870,879)
Accrued expenses	(765,166)	314,981
Other Liabilities	184,719	-
Cash Provided by (Used in) Continuing Operating Activities	(2,838,067)	1,219,314
Discontinued Operations
Net loss from discontinued operations	-	(1,228,410)
Adjustments to reconcile net loss to net cash
provided by continuing operating activities:
Depreciation and amortization	-	19,908
Unrealized loss on derivative instruments	-	1,859,921
Amortization of deferred financing fees and debt discount	-	1,649,937
Provision for deferred income taxes	-	(785,426)
Gain from discontinued operations	-	(2,234,974)
Gain on sale of investments	-	(76,487)
Cash Used in Discontinued Operating Activities	-	(795,531)

Cash Provided by (Used in) Operating Activities	(2,838,067)	423,783

The notes to the consolidated financial statements are an integral part of these statements.

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition	(35,000)	(1,240,386)
Purchase of property and equipment	(384,052)	(184,417)
Proceeds from investments - discontinued	-	326,917
Purchase of investments	(44,500)	-
Proceeds from note receivable	443,000	-
Issuance of note receivable	(100,000)	(100,000)
Cash Used in Investing Activities	(120,552)	(1,197,886)

CASH FLOW FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	2,095,888	-
Deferred financing fees	-	(87,000)
Discounts paid	-	(175,000)
Repayments of long term debt	(143,059)	(573,082)
Proceeds from convertible debentures	575,000	2,742,500
Payments on convertible debentures	(64,594)	(17,500)
Cash Provided by Financing Activities	2,433,475	1,889,918

Net Increase (Decrease) in Cash	(525,144)	1,115,815
Cash at Beginning of Year	1,116,003	188
Cash at End of Year	$590,859	$1,116,003

Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL STATEMENT OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	2008	2007

Conversion of convertible debt and interest into common stock	$1,418,224	$1,573,798

Conversion of common stock in preferred stock	$-	$2

Preferred stock issued for merger	$-	$6,437,051

Warrants issued with debt	$228,003	$895,796

Note issued for debenture	$1,000,000	$1,100,000

Discount recorded upon issuance of derivative	$2,390,842	$3,011,769

Preferred stock issued for purchase	$1,018,037	$-

The notes to the consolidated financial statements are an integral part of these statements.

Seaway Valley Capital Corporation
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
(December 31, 2008 and 2007)

NOTE 1- DESCRIPTION OF BUSINESS

Basis of presentation, organization and other matters

On July 1, 2007, Seaway Capital, Inc. acquired GreenShift's entire controlling stake in GS Carbon Corporation. Thomas W. Scozzafava, the founder and President of Seaway Capital, Inc., was named the new President, CEO and CFO of GS Carbon, and on August 16, 2007, GS Carbon was renamed "Seaway Valley Capital Corporation" (the "Company").

On July 1, 2007, the Company assumed the role of Fund Manager of the Seaway Valley Fund, LLC, which is a wholly owned subsidiary of WiseBuys Stores, Inc. As the sole investment manager of the Fund, the Company makes exclusive investment decisions regarding acquisition and dispossession of various securities in the Fund.

On October 23, 2007, the Company acquired all of the capital stock of WiseBuys Stores, Inc. ("WiseBuys").  In exchange for the WiseBuys shares, the Company issued to the shareholders of WiseBuys 1,458,236 shares of the Company's Series C Convertible Preferred Stock. The Series C Shares each have a liquidation preference of $4.00 (i.e. a total liquidation preference for the Series C shares of $5,832,944).  The Series C shares can be converted into shares of common stock at 21.25% of the market price. The holders of the Series C shares will have voting rights and dividend rights equal to the common shares into which they can be converted. WiseBuys Stores, Inc., which was organized in 2003, owns and operates five retail stores in central and northern New York. It also owns a portfolio of minority investments indirectly through its wholly owned subsidiary, Seaway Valley Fund, LLC.

On November 7, 2007, WiseBuys purchased all of the outstanding capital stock of Patrick Hackett Hardware Company, a New York corporation ("Hackett’s").  Hackett’s, one of the nation's oldest retailers, with roots dating back to 1830, is a full line department store specializing in name brand merchandise and full service hardware.  At the time of the acquisition, Hackett’s had locations in five towns in upstate New York: Ogdensburg, Potsdam, Watertown, Massena and Canton. Each store features brand name clothing for men, women, and children, and a large selection of athletic, casual, and work footwear.  Hackett’s also carries domestics, home decor, gifts, seasonal merchandise and sporting goods.  Hackett’s full service hardware department features traditional hardware, tool, plumbing, paint and electrical departments.

On June 1, 2008 and as amended on August 1, 2008, Seaway Valley Capital Corporation acquired certain of the assets of North Country Hospitality, Inc. (“NCHI”) by merging Harbor Acquisitions, LLC, a wholly-owned subsidiary of NCHI, into a wholly-owned subsidiary of Seaway Valley Capital Corporation.  The new subsidiary is a holding company with several subsidiaries involved in the operation of hotels, restaurants and other businesses in northern New York State.  In exchange for certain of the assets of NCHI, Seaway Valley Capital Corporation issued to NCHI 881,065 shares of a newly designated Series D Preferred Stock issued by Seaway Valley Capital Corporation.  Each Series D Preferred share has a liquidation preference of $5.00 (i.e. $4,405,325 in total).  The holder of Series D Preferred shares will be entitled to convert them into Seaway Valley Capital Corporation common stock.  The number of common shares to be issued on conversion of a share of Series D Preferred Stock will equal the $5.00 liquidation preference divided by 85% of the average closing bid price for the common stock for the five days preceding conversion.

On December 18, 2008, Seaway Valley Capital Corp. (“SVCC”) transferred ownership of its subsidiary, Patrick Hackett Hardware Company (“PHHC”), to a public company named “The Americas Learning Centers, Inc.” (“ALRN”).  The transfer was affected by the following procedures:
•	SVCC transferred 96 shares of the capital stock of PHHC to ALRN and later transferred into ALRN 404 additional shares of PHHC that had been issued to the Company in July 2008 to ALRN.
•	SVCC paid $35,000 to the majority shareholders of ALRN.
•	The majority shareholders of ALRN transferred to SVCC common and preferred stock in ALRN that collectively represents approximately 88% of the equity in ALRN.
•	The majority shareholders of ALRN transferred to SVCC convertible debt instruments issued by ALRN in the principal amount of $345,559.
•
ALRN issued to its majority shareholders promissory notes in the aggregate principal amount of $215,000, requiring payments of approximately $10,000 in 30 days and approximately $33,000 every 30 days after issuance.  SVCC guaranteed the payments due under the notes.

•	Tom Scozzafava, the CEO of SVCC, was appointed CEO and Chairman of the Board of ALRN.

All of the securities delivered at closing were placed in escrow.  The Escrow Agreement provides that if ALRN satisfies its obligations under the notes issued to its majority shareholders, then the escrow agent will deliver the securities as described above.  If, however, there is a default under the promissory notes, then all of the assets described above will be returned to their owners prior to the closing, except that none of the funds contributed by SVCC will be reimbursed to it. The ALRN changed its name to Hackett’s Stores Inc. and its symbol to HCKE.PK in 2009.

Going Concern

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of December 31, 2008, the Company has generated revenues of approximately $22 million but has incurred a net loss of approximately $12 million, has negative working capital and is in default on its line of credit agreement. Its ability to continue as a going concern is dependent upon achieving sales growth, reduction of operation expenses and ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and upon profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through an increase of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company's ability to obtain additional funding will determine its ability to continue as a going concern. There can be no assurances that these plans for additional financing will be successful. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on the Company's financial performance, results of operations and stock price and require the Company to implement cost reduction initiatives and curtail operations. Furthermore, additional equity financing may be dilutive to the holders of the Company's common stock, and debt financing, if available, may involve restrictive covenants, and may require the Company to relinquish valuable rights.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, WiseBuys, Inc., Seaway Valley Fund LLC, Hacketts Stores Inc. and Patrick Hackett Hardware Company, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

Concentration of Credit Risk

The Company maintains cash balances at various financial institutions. At various times throughout the years, the Company's cash balances exceeded FDIC insurance limits.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out (FIFO) method of accounting.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives or lease terms using the straight-line method for financial statement purposes. Estimated useful lives in years for depreciation are 5 to 39 years for property and equipment. Additions, betterments and replacements are capitalized, while expenditures for repairs and maintenance are charged to operations when incurred. As units of property are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income.

Marketable Investment Securities

Marketable securities have been classified as trading securities and accordingly are valued at fair market with the resulting realized difference between cost and market (or fair value) included in income. Fair market value fluctuations of securities maintained by the company are adjusted monthly with the resulting unrealized appreciation or depreciation included in the current income statement. Cost of securities disposed is determined by the specific identification method. Net realized gains (losses) for the year ended December 31, 2008 and 2007 were ($106,556) and $1,219,408, respectively. Unrealized losses at December 31, 2007 were $549,157.

Equity and Cost Method Investments

The Company uses the equity method of accounting for investments in equity securities in which it has more than a 20% interest, but does not have a controlling interest and is not the primary beneficiary. The Company uses the cost method of accounting for investments in equity securities in which it has a less than 20% equity interest and virtually no influence over the investee's operations.

Goodwill and Other Intangible Assets

The Company accounts for its goodwill and intangible assets pursuant to SFAS No. 142, Goodwill and Other Intangible Assets.  Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms.  Goodwill and intangibles with  indefinite lives are evaluated  at least  annually  for  impairment  by comparing the asset's  estimated fair value with its carrying  value,  based on cash flow methodology.

Intangibles with definite lives are subject to impairment testing in the event of certain indicators. Impairment in the carrying value of an asset is recognized whenever anticipated future cash flows (undiscounted) from an asset are estimated to be less than its carrying value.  The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value.

Deferred Financing Fees and Debt Discounts

Deferred finance costs represent costs which may include direct costs paid to or warrants issued to third parties in order to obtain long-term financing and have been reflected as other assets. Costs incurred with parties who are providing the actual long-term financing, which  generally  may  include  the value of warrants,  fair value of the  derivative  conversion  feature,  or the intrinsic value of beneficial conversion features associated with the underlying debt, are reflected as a debt discount.  These costs and discounts are generally amortized over the life of the related debt.  In connection with debt issued during the years ended December 31, 2008 and 2007, the Company recorded debt discounts totaling $3,132,382 and $1,839,194, respectively. Amortization expense related to these costs and discounts were $1,114,225 and $1,089,123, respectively for the years ended December 31, 2008 and 2007, including $960,775 in 2008 and $983,537 in 2007 included in interest expense on the Statement of Operations. Amortization of deferred financing costs for the next 5 years is as follows:

Year ending December 31,	Amount
2009	$1,908,620
2010	1,377,441
2011	589,081
2012	217,425
2013	50,191

Derivative Financial Instruments

Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" require all derivatives to be recorded on the balance sheet at fair value. The embedded derivatives are separately valued and accounted for on our balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. The pricing model we use for determining fair value of our derivatives is the Black-Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management's judgment and may impact net income.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At December 31, 2008 and 2007, the Company had a full valuation allowance against its deferred tax assets.

Estimated Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts payable, long term debt, line of credit, convertible debt and due to related parties. Management believes the estimated fair value of cash and accounts payable at December 31, 2007 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments. Fair value of due to related parties cannot be determined due to lack of similar instruments available to the Company.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenues on retail sales are recognized at the point of sale.

Third party income, included in revenues, results from licensing agreements with several companies (see Note 13). Revenue under these arrangements is recognized at the point of sale.

Sales Tax

The Company collects New York State sales tax and remits payments as required. A liability is recorded at the point of sale. Sales tax is reported net of sales in the Statements of Operations.

Advertising Costs

The Company will expense the costs associated with advertising as they are incurred.  The Company incurred $472,368 and $105,558 for advertising costs for the years ended December 31, 2008 and 2007, respectively.

Stock Based Compensation

The Company accounts for stock and stock options issued for services and compensation to employees under SFAS 123(r). For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used.  The Company determines the fair market value of options issued under the Black-Scholes Pricing Model. Under the provisions of SFAS 123(r), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant).

Net Income (Loss) per Common Share
In accordance with SFAS No. 128, "Earnings Per Share," Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net loss adjusted for income or loss that would result from the assumed conversion of potential common shares from contracts that may be settled in stock or cash by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company had 35,247 and 8,327 warrants outstanding at December 31, 2008 and 2007, respectively. The inclusion of the warrants and potential common shares to be issued in connection with convertible debt have an anti-dilutive effect on diluted loss per share because under the treasury stock method the average market price of the Company's common stock was less than the exercise prices of the warrants.

Recent Accounting Pronouncements

During December 2007, the FASB issued SFAS No. 141(R), Business Combinations (SFAS 141(R)) and SFAS No. 160, Accounting and Reporting of Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS 160). SFAS 141(R) replaces SFAS 141, Business Combinations. SFAS 141(R) and SFAS 160 will change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS 141(R) requires recognizing, with certain exceptions, 100 percent of the fair values of assets acquired, liabilities assumed, and noncontrolling interests in acquisitions of less than a 100 percent controlling interest when the acquisition constitutes a change in control of the acquired entity;  measuring acquirer shares issued and contingent consideration arrangements  in  connection  with a business  combination  at fair value on the acquisition  date with  subsequent  changes in fair value reflected in earnings;  and  expensing  as  incurred  acquisition-related  transaction  costs.  SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also amends the consolidation procedures of Accounting Research Bulletin No. 51, Consolidated Financial Statements (ARB 51) for consistency with the requirements of SFAS 141(R).  The Company  will be  required  to  adopt  SFAS  141(R)  for  business combination  transactions  for which the acquisition date is on or after January 1, 2009.  The Company will also be required to adopt SFAS 160 on January 1, 2009. The Company has not yet assessed the impact of the adoption of these standards on its financial statements. SFAS No. 141 (revised) is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Management does not expect the implementation of this new standard to have a material impact on the Company’s financial position, results of operations and cash flows.

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” including an amendment of FASB Statement No. 115 with respect to improvement of financial reporting of certain investments in debt and equity securities. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective as of the beginning of the Company’s first fiscal year that begins after November 15, 2007.  Management does not expect the implementation of this new standard to have a material impact on the Company’s financial position, results of operations and cash flows.

During May, 2008, the FASB issued FASB Staff Position (FSP) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1). FSP APB 14-1 addresses the accounting for convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. Currently, most forms of convertible debt securities are treated solely as debt. Under the FSP, issuers of convertible debt securities within its scope must separate these securities into two accounting components; a debt component, representing the issuer’s contractual obligation to pay principal and interest; and an equity component, representing the holder’s option to convert the debt security into equity of the issuer or, if the issuer so elects, an equivalent amount of cash. The Company will be required to adopt FSP APB 14-1 on January 1, 2009 in connection with its outstanding convertible debt and must apply it retrospectively to all past periods presented, even if the instrument has matured, converted, or otherwise been extinguished as of the FSP’s effective date. Management does not expect the implementation of this new standard to have a material impact on the Company’s financial position, results of operations and cash flows

NOTE 3 – ACQUISITIONS AND MERGERS AND EXCESS PURCHASE PRICE

North Country Hospitality Inc.

On June 1, 2008 and as amended on August 1, 2008, Seaway Valley Capital Corporation acquired certain of the assets of North Country Hospitality, Inc. (“NCHI”) by merging Harbor Acquisitions, LLC, a wholly-owned subsidiary of NCHI, into a wholly-owned subsidiary of Seaway Valley Capital Corporation.  The new subsidiary is a holding company with several subsidiaries involved in the operation of hotels, restaurants and other businesses in northern New York State.  In exchange for certain of the assets of NCHI, Seaway Valley Capital Corporation issued to NCHI 881,065 shares of a newly designated Series D Preferred Stock issued by Seaway Valley Capital Corporation.  Each Series D Preferred share has a liquidation preference of $5.00 (i.e. $4,405,325 in total).  The holder of Series D Preferred shares will be entitled to convert them into Seaway Valley Capital Corporation common stock.  The number of common shares to be issued on conversion of a share of Series D Preferred Stock will equal the $5.00 liquidation preference divided by 85% of the average closing bid price for the common stock for the five days preceding conversion.

Purchase price:
Preferred Series D Stock issued to sellers, at fair value	$1,018,037
Total purchase price	1,018,037

Assets acquired:
Current assets	284,820
Property and equipment, net	6,545,974
Total assets acquired	6,830,794
Liabilities assumed:
Current liabilities	4,276,087
Long term liabilities	4,820,863
Total liabilities assumed	9,096,950

Net assets acquired	(2,266,156)

Excess purchase price	$3,284,193

The Company is in the process of evaluating and allocating the excess purchase price to the assets purchased and assessing goodwill, if any, associated with the acquisition. The results of NCHI are included in the consolidated financial statements from the date of purchase.
The following is unaudited pro forma information for the year ended December 31, 2008 and 2007, as if the acquisition of NCHI was consummated on January 1, 2007. The pro forma information is not necessarily indicative of the combined financial position or results of operations, which would have been realized had the acquisition been consummated during the period for which the pro forma financial information is presented.

	2008	2007

Revenue	$28,103,253	$10,162,410

Net income (loss)	(13,196,149)	(3,535,703)

Earnings per share - basic	(19.72)	(35.28)

Earnings per share - diluted	(19.72)	(35.28)

WiseBuys

On October 23, 2007, Seaway Valley Capital Corporation acquired all of the capital stock of WiseBuys Stores, Inc.  In exchange for the WiseBuys shares, the Company issued to the shareholders of WiseBuys 1,458,236 shares of the Company's Series C Convertible Preferred Stock. The Series C Shares each have a liquidation preference of $4.00 (i.e. a total liquidation preference for the Series C shares of $5,832,944).  The Series C shares can be converted into shares of common stock at 21.25% of the market price. The holders of the Series C shares will have voting rights and dividend rights equal to the common shares into which they can be converted. WiseBuys Stores, Inc., which was organized in 2003, owns and operates five retail stores in central and northern New York.  It also owns a portfolio of minority investments indirectly through its wholly owned subsidiary, Seaway Valley Fund, LLC.

Purchase price:
Preferred Series C Stock issued to sellers, at fair value	$6,437,052
Assets acquired:
Current assets	2,913,557
Property and equipment, net	451,600
Other assets	500,162
Total assets acquired	3,865,319
Liabilities assumed:
Current liabilities	819,300
Long term liabilities	497,598
Total liabilities assumed	1,316,898

Net assets acquired	2,548,421

Excess purchase price	$3,888,631

The Company evaluated and allocated the excess purchase price to the assets purchased and goodwill, associated with the acquisition. The results of WiseBuys are included in the consolidated financial statements from the date of purchase.  In 2008, the Company determined goodwill to be permanently impaired and recognized a loss of $3,888,631 in 2008 as a result.

Hackett’s

On November 7, 2007, WiseBuys Stores, Inc., a wholly-owned subsidiary of Seaway Valley Capital Corporation, purchased all of the outstanding capital stock of Patrick Hackett Hardware Company, Inc., a New York corporation.  Hackett’s, one of the nation's oldest retailers, with roots dating back to 1830, is a full line department store specializing in name brand merchandise and full service hardware.  At the time of the acquisition, Hackett’s had locations in five towns in upstate New York:  Ogdensburg, Potsdam, Watertown, Massena and Canton. Each store features brand name clothing for men, women, and children, and a large selection of athletic, casual, and work footwear.  Hackett’s also carries domestics,   home decor, gifts, seasonal merchandise and sporting goods.  Hackett’s full service hardware department features traditional hardware, tool, plumbing, paint and electrical departments.

The shares of Hackett’s were purchased from the previous shareholders (the "Sellers"). Neither Seaway Valley nor WiseBuys had any prior relationship with any of the Sellers.

In exchange for the capital stock of Hackett’s, WiseBuys paid a total of six million dollars ($6,000,000), as follows:

• $1,500,000 at closing;
• Promissory notes in the aggregate amount of $500,000 due 270 days after closing;
• Promissory notes in the aggregate amount of $1,000,000 due 365 days after closing;
• Promissory notes in the aggregate amount of $500,000 due 450 days after closing; and

• Promissory notes in the aggregate amount of $2,500,000 that accrue interest over the first three years, then require payment in equal annual installments of accrued interest and principal over the following five years.

Each of the promissory notes has an interest rate of 8.0% and is personally guaranteed by Thomas Scozzafava, the Chief Executive Officer of Seaway Valley Capital Corporation. In addition, the notes due in 270, 365 and 450 days are secured by a pledge of the capital stock of Hackett’s.

On April 1, 2008, the Company entered into an agreement with the former Hacketts shareholders to amend the terms of the original loans relating to the purchase. The amended agreement replaces three original notes payable with a $2,000,000 Convertible Debenture with $600,000 due December 30, 2008, $600,000 due December 30, 2009 and $800,000 due December 30, 2010, bearing interest at the rate of 8% per annum. The note is convertible at 85% of the Average Closing Prices on the 5 trading days immediately preceding the holder's election to convert.

Also as part of the transaction, WiseBuys repaid certain Hackett’s indebtedness of $493,609 held by an unaffiliated party. The debt had mandatory "change of control” provisions that necessitated its repayment at the closing of the acquisition. WiseBuys also agreed to execute a guaranty in favor of a bank of approximately $1.9 million in debt owed by Hackett’s to the bank.

In connection with the acquisition, Hackett’s entered into executive employment agreements with each of the Sellers. Two of the agreements have five year terms. The third agreement has a two year term. Each agreement provides for three years of non-competition after its termination.

As part of the  transaction, WiseBuys agreed to reserve a five percent  equity interest for the  benefit  of  Hackett’s  management  as  part  of a  management incentive program.  The details of the program have not yet been finalized, but it is anticipated that the stock reserved for Hackett’s management shall be obtained by management via incentive stock options.

Purchase price:
Cash paid to seller	$1,500,000
Fair value of debt issued to sellers, per agreement	4,500,000
Total purchase price	6,000,000
Assets acquired:
Current assets	6,448,992
Property and equipment, net	3,219,153
Other assets	168,715
Total assets acquired	9,836,860
Liabilities assumed:
Current liabilities	8,461,214
Long term liabilities	475,117
Total liabilities assumed	8,936,331

Net assets acquired	900,529

Excess purchase price	$5,099,471

The Company of evaluated and allocated the excess purchase price to the assets purchased and goodwill, associated with the acquisition. The results of Hackett’s are included in the consolidated financial statements from the date of purchase.  In 2008, the Company allocated $2,522,437 of excess purchase price to assets acquired based on independent appraisers.  The remaining $2,577,034 of good will was written off as it was considered to be permanently impaired.

The following is unaudited pro forma information for the year ended December 31, 2007 and 2006, as if the acquisition of WiseBuys and Hackett’s were consummated on January 1, 2006. The pro forma information is not necessarily indicative of the combined financial position or results of operations, which would have been realized had the acquisition been consummated during the period for which the pro forma financial information is presented.

	2007	2006

Revenue	$18,804,301	$18,578,898

Net income (loss)	(6,181,726)	248,463

Earnings per share - basic	(50.00)	150.00

Earnings per share - diluted	(50.00)	150.00

NOTE 4 -SEGMENT INFORMATION

The Company has three reportable segments in 2008: retail sales, hospitality and investment portfolio management.

	2008
	Retail	Hospitality	Investing	Total
Revenue
Merchandise sales and third party income	$18,116,197	$3,778,549	$-	$21,894,746
Realized and unrealized (loss) on securities	-	-	(106,556)	(106,556)
Total revenue	18,116,197	3,778,549	(106,556)	21,788,190

Cost and expenses
Cost of revenue	13,199,478	1,845,558	-	15.045.036
Selling and administrative	10,676,813	2,349,636	-	13,026,449
Impairment of goodwill	6,839,736	-	-	6,839,736
Interest expense	3,028,359	233,738	-	3,262,097
Interest income	(189,143)		-	(189,143)
Unrealized gain on derivative instruments	(4,043,266)		-	(4,043,266)
Other income	(126,140)		-	(126,140)
Total costs and expenses	29,385,837	4,428,932	-	33,814,769

Loss from continuing operations	$(11,269,640)	$(650,383)	$(106,556)	$(12,026,579)

Total assets	$17,526,911	$8,019,191	$-	$25,546,102

Capital expenditures	$384,052	$-	$-	$384,052

The Company has two reportable segments in 2007: retail sales and investment portfolio management.
	2007
	Retail	Investing	Total
Revenue
Merchandise sales and third party income	$4,197,633	$-	$4,197,633
Realized and unrealized gain on securities	-	1,219,408	1,219,408
Total revenue	4,197,633	1,219,408	5,417041

Cost and expenses
Cost of revenue	2,529,195	-	2,529,195
Selling and administrative	3,991,717	-	3,991,717
Interest expense	1,172,112	-	1,172,112
Unrealized gain on derivative instruments	(1,270,146)	-	(1,270,146)
Other income	(37,249)	-	(37,249)
Total costs and expenses	6,385,629	-	6,385,629

Income (loss) from continuing operations	$(2,187,996)	$1,219,408	$(968,588)

Total assets	$22,479,847	$158,353	$22,638,200

Capital expenditures	$184,417	$-	$184,417

NOTE 5 - NOTES RECEIVABLE

	2008	2007

Note receivable – from an officer, non interest bearing note	$92,092	$100,000

Note receivable – JMJ financial bears interest at 10%, matures December 2011	740,000	-

Note receivable – Golden Gate Investors, Inc. bears interest at 8%, matures February 2008	917,000	1,100,000

Total notes receivable	$1,749,092	$1,200,000

NOTE 6 - PROPERTY AND EQUIPMENT:

Property and equipment consists of the following at December 31, 2008 and 2007:

	2008	2007

Land	$717,500	$198,364
Buildings	6,694,268	2,389,359
Leasehold improvements	1,290,834	1,515,002
Furniture and fixtures	1,782,707	2,340,751
Machinery and equipment	1,345,082	572,632
Autos and trucks	102,255	84,302
Computer equipment	219,422	170,393
Construction in progress	-	176,744
	12,152,068	7,447,547
Less: Accumulated depreciation	1,368,490	3,660,062
Property and equipment, net	$10,783,578	$3,787,485

Depreciation expense related to property and equipment was $780,357 and $71,799 for the years ended December 31, 2008 and 2007, respectively.

NOTE 7 - STOCKHOLDERS' EQUITY

On September 19, 2008, Seaway Valley Capital Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Certificate of Incorporation.  The amendment affected a reverse stock split of the corporation’s common stock in the ratio of 1-for-5 and increased its authorized common shares from 2,500,000,000 to 10,000,000,000. In April 2009, the Company further reverse split common stock in the ratio of 1-for-1,000. All share amounts included in these financial statements have been adjusted to reflect the reverse stock splits.

The Company has 10,005,000,000 shares of capital stock authorized, consisting of 10,000,000,000 shares of Common Stock, par value $0.0001, 100,000 shares of Series A Preferred Stock, par value $0.0001 per share, 100,000 shares of Series B Preferred Stock, 1,600,000 shares of Series C Preferred Stock, 1,250,000 Shares of Series D Preferred Stock, 100,000 Shares of Series E Preferred Stock, and 1,850,000 shares of undesignated Preferred Stock, $0.0001 par value.

During the year ended December 31, 2008 holders of Series C Preferred Stock converted 50,500 shares into 812,333 shares of common stock.

SERIES A CONVERTIBLE PREFERRED STOCK

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Corporation, holders of shares of Series A Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $.01 per share, and no more, before any payment or distribution is made to the holders of the Corporation's Common Stock. But the holders of Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference amount of any series or class of the Corporation's stock hereafter issued that ranks senior as to liquidation rights to the Series A Preferred Stock ("Senior Liquidation Stock") has been paid in full. The holders of Preferred Stock of all other series or classes of the Corporation's Preferred Stock hereafter issued that rank on a parity as to liquidation rights with the Series A Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the Senior Liquidation Stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.

Voting

The holders of the Series A Preferred Stock shall have twelve (12) votes per share of Series A Preferred Stock, and shall be entitled to vote on any and all matters brought to a vote of stockholders of Common Stock.

Conversion

The holders of the Series A Preferred Stock shall not have conversion rights.

SERIES B CONVERTIBLE PREFERRED STOCK

There are no shares of Series B Convertible Preferred Stock outstanding.

SERIES C CONVERTIBLE PREFERRED STOCK

Liquidation Preference

Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series C Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of Four Dollars ($4.00) per share, after which the holders of Series C Convertible Preferred Stock shall have no share in the distribution.

Conversion

Any shares of Series C Convertible Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock (a “Conversion”).  The number of shares of Common Stock to which a holder of Series C Convertible Preferred Stock shall be entitled upon a Conversion shall equal the product obtained by dividing the number of shares of Series C Convertible Preferred Stock being converted by the Conversion Rate.  The Conversion Rate shall equal twenty-one and one quarter percent (21.25%) of the average of the Closing Prices on five (5) Trading Days immediately preceding the Conversion Date.  For this purpose, “Closing Price” shall mean the last sale price reported on the OTC Bulletin Board (or the closing high bid price, if the Common Stock ceases to be quoted on the OTC Bulletin Board).  For this purpose, “Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.

Voting

The holders of the Series C Preferred Stock shall have the following voting rights: Each share of Series C Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series C Preferred Stock are convertible on the record date for the stockholder action.

Dividends

In the event that the Company's Board of Directors declares a dividend payable to holders of any class of stock, each holder of shares of Series C Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company's Common Stock into which that holder's Series C Preferred Stock could be converted on the record date for the dividend.

SERIES D CONVERTIBLE PREFERRED STOCK

Liquidation Preference

Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series D Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, after satisfaction of any preferential distribution due to the holders of the Series A, Series B or Series C preferred stock, but before any amount shall be paid to the holders of common stock, the sum of Five Dollars ($5.00) per share (the “Liquidation Preference Per Share”), after which the holders of Series D Convertible Preferred Stock shall have no share in the distribution.

Conversion

Any shares of Series D Convertible Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock (a “Conversion”).  The number of shares of Common Stock to which a holder of Series D Convertible Preferred Stock shall be entitled upon a Conversion shall equal the quotient obtained by dividing (a) the aggregate Liquidation Preference Per Share of the shares of Series D Convertible Preferred Stock being converted by (b) the Conversion Rate.  The Conversion Rate shall equal eighty-five percent (85%) of the average of the Closing Prices on five (5) Trading Days immediately preceding the Conversion Date.

Voting

The holders of shares of Series D Convertible Preferred Stock shall have the following voting rights:  Each share of Series D Convertible Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series D Convertible Preferred Stock are convertible on the record date for the stockholder action.

Dividends

In the event the Corporation declares a dividend payable to holders of any class of stock, the holder of each share of Series D Convertible Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series D Convertible Preferred Stock could be converted on the record date for the dividend.

SERIES E CONVERTIBLE PREFERRED STOCK

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Corporation, holders of shares of Series E Preferred Stock shall be entitled to receive in a cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of Company's Common Stock but after payment of distributions payable to Series A Preferred Stock, the sum of $.001 per share, after which the holders of Series E Preferred Stock shall share in the distribution with the holders of the Common Stock on an equal basis, except that in determining the appropriate distribution of available cash among shareholders, each share of Series E Preferred Stock shall be deemed to have converted into the number of the Company's Common Stock into which the holders' Series E Preferred Stock could be converted on the record date for the distribution.

Conversion

Shares of Series E Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series E Preferred Stock shall be entitled upon the Conversion shall equal the sum of (a) the product obtained by (A) multiplying the number of Fully-Diluted Common Shares by four (4), then (B) multiplying the result by a fraction, the numerator of which will be the number of shares of Series E Preferred Stock being converted and the denominator of which will be the number of issued and outstanding shares of Series E Preferred Stock, less (b) the number of shares of Common Stock beneficially owned by the holder prior to the Conversion, including Common Stock issuable on conversion of any convertible securities beneficially owned by the holder. The term "Fully-Diluted Common Shares" means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series E Preferred Stock.

Voting

The holders of the Series E Preferred Stock shall have the following voting rights: Each share of Series E Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series E Preferred Stock are convertible on the record date for the stockholder action.

Dividends

In the event that the Company's Board of Directors declares a dividend payable to holders of any class of stock, each holder of shares of Series E Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company's Common Stock into which that holder's Series E Preferred Stock could be converted on the record date for the dividend.

WARRANTS

A summary of the status of the Company’s outstanding stock warrants as of December 31, 2008 is as follows:

		Weighted
		Average
		Exercise
	Shares	Price
Outstanding at January 1, 2007	327	$6,600
Granted	8,000	50
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2007	8,327	300
Granted	26,920	50
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2008	35,247	$109
Exercisable at December 31, 2008	35,247	$109

STOCK BASED COMPENSATION

On March 14, 2008 the Company established the 2008 Stock and Stock Option Plan. The number of Shares available for grant under the Plan shall not exceed three thousand two hundred (3,200) Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. A total of 3,200 shares were issued during under the plan. On July 16, 2008, the Company established the 2008 Equity Incentive Plan.  The number of shares available for issuance under the 2008 Equity Incentive Plan is 10,000.  A total of 10,000 shares were issued during under the 2008 Equity Incentive Plan.  On September 26, 2008, the Company established the 2008 Employee Equity Plan.  The number of shares available for issuance under the 2008 Employee Equity Plan is 200,000. A total of 135,000 shares were issued during under the 2008 Employee Equity Plan.

During the year ended December 31, 2007, the Company issued 16,883 shares of common stock in the first and second quarters of 2007 to officers and employees in exchange for services rendered. The shares were valued at $2,214,904 based on the value of the shares on the dates of the grants. In addition, the Company incurred $84,000 of expense for services based on the price of the stock at the date of the grant. The $84,000 is included in accrued expenses in the accompanying balance sheet at December 31, 2007 and was settled in the Company’s common stock in 2008.

NOTE 8 - LINE OF CREDIT

In 2007, the Company had a working capital line of credit with a maximum loan amount of $950,000 with a bank. The line of credit was secured by the Company’s subsidiary accounts receivable and inventory. The agreement for interest was at the Bank’s Prime Rate minus one-quarter percent and is renewable annually. The balance outstanding at December 31, 2007 was $925,000. The loan was repaid subsequent to year end.

On March 4, 2008, Seaway Valley Capital Corporation and its wholly owned subsidiaries, WiseBuys Stores, Inc. and Patrick Hackett Hardware Company (collectively "Seaway" or the "Company"), consummated a five million dollar ($5,000,000) credit and security agreement with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (the "Line of Credit"). The funds available under Line of Credit are based on the Company's current inventory with adjustments based on items such as accounts payable. The term of the Line of Credit is three years. The interest rate on the Line of Credit is equal to the sum of the Wells Fargo prime rate plus one and one-quarter percent (1.25%), which interest rate shall change when and as the Wells Fargo prime rate changes. These funds will be used for general working capital at the Company. Under the terms of the agreement, the subsidiaries are required to maintain certain financial covenants including tangible net worth, net income and net cash flow amounts. At December 31, 2008 these covenants were not met.

The bank has declared the line of credit to be in default and has restricted certain cash receipts and disbursements of the Company until the line is repaid.  The balance outstanding on the line of credit is $3,023,864 at December 31, 2008.  Due to the default, certain other long term obligations that may be callable by the holders have been classified as current in the accompanying financial statements.

In early January 2009, Wells Fargo initiated an advance rate reduction (from the original 55% of inventory) by 1% per week.  In mid-January, Wells Fargo agreed to temporarily suspend the rate reduction in the event that Patrick Hackett Hardware Company raised an additional $2 million in equity capital or subordinated debt.  The Company was not successful in these capital raising efforts, and in February 2009 Wells Fargo again commenced the reduction of the advance rate.  On March 9th, March 18th and April 2nd, Wells Fargo issued default notices under the credit agreement, citing various default events such as failure to reach Tangible Net Worth, Net Cash Flow and Net Income milestones, as well as citing a change of control event as it related to the ALRN transaction.  Additionally, Wells Fargo continued to reduce the advance rate, and the loan balance had been reduced from a peak of $4.7 million in December 2008 to approximately $1.2 million at this time.

By April 13, 2009, The Company and Wells Fargo had substantially agreed on a Forbearance Agreement whereby the Company would pursue business activities in an effort to eliminate the Wells Fargo line of credit within 13 weeks.  These measures included, among others, the closure of certain Hackett’s stores.  This agreement has not been signed at this time.

NOTE 9 – LONG TERM DEBT
At December 31, 2008 and 2007 long term debt consisted of the following:
	2008	2007
Note Payable - requiring monthly installments of $3,105, including interest at 3%, maturing July 2011; secured by second position interest in Canton & Gouverneur store assets; guaranteed by Corporate officers.	$92,492	$126,425

Note Payable - requiring monthly installments of $2,643, including interest at 3%, maturing July 2011; secured by a second position interest in the Canton store assets; guaranteed by Corporate officers.	78,734	107,612

Note Payable - requiring monthly installments of $1,745, including interest at 6%, maturing December 2010; secured by second position interest in the Canton & Gouverneur store assets; guaranteed by Corporate officers.	39,380	57,371

Note Payable - requiring monthly installments of $3,911, including interest at 4%, maturing May 2011; secured by assets located at Pulaski store; guaranteed by Corporate officers & other related parties.	107,946	149,655

Note Payable - requiring monthly installments of $3,654, including interest at 6%, maturing August 2011; secured by assets located at Tupper Lake store; guaranteed by Corporate officers.	107,633	143,837

Notes Payable – bearing interest at 8%, aggregate amount of $500,000 due August 2008; aggregate amount of $1,000,000 due November 2008; aggregate amount of $500,000 due January 2009; aggregate amount of $2,500,000 that accrue interest over the first three years, then require payment in equal annual installments of accrued interest and principal over between November 2010 and November 2015.	2,500,000	4,500,000

Note Payable - requiring monthly installments of $1,933, including interest at 6%, beginning July 2005; maturing June 2010; secured by Corporate assets; guaranteed by Corporate officers.	-	53,734

Term loan - secured by all business assets, maturing in 2009 with interest at a variable rate of interest equal to the highest Wall Street rate plus .5%; payable in a series of consecutive monthly payments of $6,944 principal and accrues interest (increasing each year) until September 2009, when remaining unpaid balance shall become due.	-	118,056

Term loan – secured by all business assets, maturing in 2011 with interest at a variable rate of interest equal to the highest Wall Street rate; payable in a series of consecutive monthly payments of $16,668 principal and accrued 2011, interest (increasing each year) until September 2011 when the remaining unpaid balance shall become due.	-	783,329

Note payable - payable in monthly installments of $3,753 including interest at 7.75% through May of 2013.	167,993	198,707

Capital lease obligation – secured by equipment, payable in monthly installments of $482 with imputed interest at 8.25% through April 2012.	15,809	21,370

Mortgage – secured by building and contents maturing in 2008 with interest at a variable rate of interest equal to the one month London Interbank Offered Rate plus180 basis points; payable in a series of consecutive monthly payments of principal and accrued interest, (principal increasing each year) until August 1, 2008, when the entire principal balance remaining unpaid shall become due.	449,304	733,316

Mortgage - secured by building at a variable rate of interest equal to the five-year Treasury Bill Index plus 2.75 basis points; payable in monthly installments of $1,305 including interest through November 2016.	-	106,994

Mortgage - secured by property, payable in monthly installments of $3,413 including interest at 6.99% through February 2021.	-	352,595

Note payable - secured by equipment, payable in monthly installments of $553 including interest at 5.09% through July 2008.	-	3,811

Floor plan financing - secured with purchase money security interests in the new unit inventories of motorcycles and other products sold by the Company. As inventory is sold, a portion of the proceeds is used to pay down the outstanding floorplan obligation. Interest is charged on the floorplan at a rate of 3.2% to 4.5% over the prime rate.	-	271,961

Capital lease obligation secured by property, payable in monthly installments of $1,664 including imputed interest at 8% through July 2010.	29,598	46,455

Capital lease obligation secured by property, payable in monthly installments of $1,789 including imputed interest at 8% through December 2011.	57,106	72,000

Capital lease obligation secured by equipment, payable in monthly installments of $437 including imputed interest at 8% through August 2009.	3,394	7,837

Capital lease obligation secured by equipment, payable in monthly installments of $578 including imputed interest at 8.25% through June 2011.	16,804	21,678

Term loan bearing interest at 2.9% with monthly payments of $330 due 2013 secured by vehicle	20,108	-

Term loan bearing interest at 2.9% with monthly payments of $265 due 2013 secured by vehicle	15,871	-

Mortgage Loan with an interest rate of 5.00% with monthly payments of $748 issued on July 29, 2005 and due November 1, 2012. Mortgage secured by the assets of Harbor Acquisition, LLC and guaranteed by Christopher Swartz.	29,762	-

Mortgage Loan with an interest rate of 6.75% with monthly payments of $2,429 issued on November 24, 2004 and due December 1, 2024. Mortgage secured by the real property and permanently affixed assets of 212 W. Main St., Sackets Harbor, New York and guaranteed by Christopher Swartz.	180,408	-

Term Loan with an interest rate of 4.50% with monthly payments of $1,692 issued on October 21, 2005 and due November 1, 2012. Term Loan secured by the assets of 212 W. Main Street, Sackets Harbor, New York and guaranteed by Christopher Swartz, Stephen S. Flynn,Errol S. Flynn, Harbor Acquisition, LLC, Jreck Subs, Inc.	67,937	-

Term Loan with an interest rate of 4.50% with monthly payments of $3,036 issued on May 31, 2001 and due August 1, 2012. Term Loan secured by the real property of 202 West Main Street, Sackets Harbor, New York and guaranteed by Christopher Swartz, Stephen S. Flynn, Errol S. Flynn, Roseanne Flynn, ERS Group, Inc.	56,711	-

Mortgage Loan with an interest rate of 8.125% with monthly payments of $3,948 issued on December 16, 1998 and due August 1, 2027. Mortgage secured by the real property of 212 W. Main Street, Sackets Harbor, New York and guaranteed by Christopher Swartz, Stephen S. Flynn, Errol S. Flynn, Roseanne Flynn, Sackets Harbor Brewing Company, Inc.	196,399	-

Mortgage Loan with an interest rate of 7.75% with monthly payments of $3,276 issued on December 29, 1998 and due December 1, 2019. Mortgage secured by the real property of 981 Waterman Drive, Watertown, New York and guaranteed by Christopher Swartz, Stephen S. Flynn, Errol S. Flynn, Roseanne Flynn, Sackets Harbor Brewing Company, Inc.	269,792	-

Term Loan with an interest rate of 8.50% with monthly payments of $739 issued on July 27, 2007 and due July 1, 2012. Term Loan secured by the real property of 981 Waterman Drive, Watertown, New York and guaranteed by Christopher Swartz.	26,935	-

Mortgage Loan with an interest rate of 6.75% and issued on April 25, 2003 and due May 1, 2013. Mortgage secured by the real property of 24685 NYS Route 3, Watertown, New York and guaranteed by Christopher Swartz.	10,850	-

Mortgage Loan with an interest rate of 8.00% with monthly payments of $6,046.31 issued on November 20, 2006 and due December 1, 2026. Mortgage secured by the real property of 24685 NYS Route 3, Watertown, New York and guaranteed by Christopher Swartz, CFB Enterprises, Inc.; Harbor Acquisitions, Inc.; Jreck Subs, Inc.	505,190	-

Mortgage Loan with an interest rate of 9.00% with monthly payments of $3,379 issued on February 24, 2005 and due January 1, 2035. Mortgage secured by the real property of 202 West Main Street, Sackets Harbor, New York.	406,584	-

Mortgage Loan with an interest rate of 8.00% with monthly payments of $3,669 issued on February 1, 2007 and due January 1, 2037. Mortgage secured by the real property of 213 West Main Street, Sackets Harbor, New York.	497,253	-

Alteri Family Promissory Notes with an interest rate of 8.25% with bi-monthly interest-only payments for three years and interest and principal thereafter; issued on July 16, 2007 and due July 16, 2012.	212,376	-

Mortgage Loan bearing interest at 5% with monthly payments of $790 due December 2019, secured by 981 Waterman Drive, Watertown, New York and guaranteed by Alteri Bakery, Inc., members of the Alteri family, North Country Hospitality, Inc. and Christopher Swartz.	80,173	-

Mortgage Loan bearing interest at 7% payable monthly in monthly installments of $1,284 due December 2019, secured by 981 Waterman Drive, Watertown, New York and guaranteed by Alteri Bakery, Inc., members of the Alteri family, North Country Hospitality, Inc. and Christopher Swartz.	77,552	-

Mortgage Loan bearing interest at 7% payable monthly in monthly installments of $1,282 due December 2019, secured by 981 Waterman Drive, Watertown, New York and guaranteed by Alteri Bakery, Inc., members of the Alteri family, North Country Hospitality, Inc. and Christopher Swartz.	80,595	-

Secured Promissory Note with an accrued interest rate of 10% issued on February 27, 2007 and due November 30, 2007. Note guaranteed by North Country Hospitality, Inc.	75,000	-

Secured Promissory Note with an interest rate of 10% payable monthly and issued on March 5, 2007 and due March 12, 2008. Note guaranteed by North Country Hospitality, Inc.	200,000	-

Promissory Note with an interest rate of 12% payable monthly and issued on April 1, 2005 and due April 1, 2007. Note guaranteed by North Country Hospitality, Inc.	250,000	-

Secured Promissory Note with an interest rate of 12% payable monthly and issued on April 21, 2005 and due April 21, 2007. Note guaranteed by North Country Hospitality, Inc.	250,000	-

Short Term Promissory Note with an accrued interest rate of 15% and issued on September 25, 2006 and due January 23, 2007. Note guaranteed by North Country Hospitality, Inc.	200,000	-

Note with an interest rate of 14% payable monthly and issued on June 1, 2006 and due June 1, 2008. Note guaranteed by North Country Hospitality, Inc., Ultimate Franchise Systems, and Christopher Swartz.	125,000	-

Secured Promissory Note with an interest rate of 14% payable monthly and issued on March 5, 2007 and due March 12, 2008. Note guaranteed by North Country Hospitality, Inc.	150,000	-

Secured Promissory Note with an interest rate of 12% payable monthly and issued on April 18, 2005 and due April 18, 2007. Note guaranteed by North Country Hospitality, Inc.	125,000	-

Term loan with an interest rate of 8.00% with monthly installments of $1,509 issued June 22, 2006 and due July 1, 2026. Term loan is secured by the real property and assets of 212 W. Main Street, Sackets Harbor, New York and guaranteed by Christopher Swartz.	171,841	-

Notes payable non-interest bearing due July 31, 2009	215,000

Term loan bearing interest at 2.9% with monthly payments of $358 due 2012 secured by vehicle	16,863	-
Total Long-term Debt	8,179,393	7,876,743
Less current maturities	3,344,799	3,075,869
Long-Term Debt net	$4,834,594	$4,800,874

Future maturities of long-term debt and capital lease obligations are as follows:

Year Ending December 31	Total
2009	$3,344,799
2010	402,925
2011	262,270
2012	648,280
2013	600,677
Thereafter	2,920,442
Total	$8,179,393

Assets held under capital leases were $362,486 in 2008 and $217,319 in 2007 with accumulated amortization of $115,654 and $47,397 at December 31, 2008 and 2007, respectively. Amortization expense was $68,257 for 2008 and $1,754 for 2007 and is included in depreciation expense.

NOTE 10 - CONVERTIBLE DEBENTURES

Following is a summary of convertible debentures as of December 31, 2008 and 2007:

	2008	2007
Convertible Debentures due on March 23, 2009, provides for interest in the amount of 10% per annum and are convertible at the lesser of $0.015 or 85% of the lowest closing bid price of Seaway common stock during the 10 trading days immediately preceding the conversion date.	$-	$174,458

Convertible Debenture provides for no interest and is convertible into the Seaway's common stock at the lesser of (a) $0.001 per share or (b) the amount of this debenture to be converted divided by 90% of the closing market price of the Maker's common stock for the day prior to the date of the exercise of such conversion right.	-	1,553

Convertible debentures provide for no interest and convertible into Seaway's common stock at the lesser of (a) $0.001 per share or (b) the amount of this debenture to be converted divided by 90% of the closing market price of the Maker's common stock for the day prior to the date of the exercise of such conversion right.	-	115,197

Convertible debentures due on December 12, 2010 provide for interest at 7% per annum and are convertible at the lesser of (a) $0.10 per share or (b) 85% of the average 3 lowest Volume Weighted Average Prices ("VWAP") during the 20 trading days prior to the holder's election to convert. If the holder elects to convert a portion of the debenture and the VWAP is below $0.005, the Company shall have the right to prepay that portion of the debenture that the holder elected to convert, plus any accrued interest at 150% of such amount.	1,132,000	1,500,000

Convertible debenture due on September 18, 2012 provide for interest at 8% per annum and is convertible at the lesser of (a) $0.024 per share or (b) 90% of the closing market price for the day prior to the date of the holder's election to convert.	415,000	500,000

Convertible debentures due on demand provide for interest at 12% per annum and are convertible at the lesser of (a) $0.02 per share or (b) 90% of the closing market price for the day prior to the date of the holders' election to convert.	880,181	944,775

Convertible debenture due on December 10, 2010 provide for interest at 12% per annum and is convertible at the lesser of (a) $0.011 per share or (b) 75% of the lowest trade price on the 20 trading days previous to the conversion.	229,000	325,000

Convertible debentures due on November 30, 2010 provide for interest at 10% per annum and are convertible at the lesser of (a) $0.01 per share or (b) 90% of the average 3 lowest Volume Weighted Average Prices ("VWAP") during the 20 trading days prior to the holder's election to convert.	450,000	375,000

Convertible debenture due on December 30, 2008 provide for interest at 8% per annum and is convertible at 85% of the average closing market price for the 5 days prior to the date of the holder's election to convert.	600,000	-

Convertible debenture due on December 10, 2009 provide for interest at 8% per annum and is convertible at 85% of the closing market price for the 5 days prior to the date of the holder's election to convert.	600,000	-

Convertible debenture due on December 10, 2010 provide for interest at 8% per annum and is convertible at 85% of the closing market price for the 5 days prior to the date of the holder's election to convert.	800,000	-

Convertible debenture due on February 28, 2010 provide for interest at 12% per annum and is convertible at the lesser of (a) $0.01 per share or (b) 75% of the of the lowest volume weighted average prices during the 5 days immediately preceding the conversion date.	1,909,259	-

Convertible debenture due on September 30, 2010 provide for interest at 12% per annum and is convertible at the lesser of (a) $0.0007 per share or (b) 65% of the lowest closing market price for 5 days prior to the date of the holder's election to convert.	65,000	-

Convertible debenture due on August 31, 2011 provide for interest at 10% per annum and is convertible at the lesser of (a) $0.001 per share or (b) 65% of the lowest volume weighted average prices (“VWAP”) during the 5 trading days prior to the date of the holder's election to convert.	100,000	-

Convertible debenture due on August 31, 2011 provide for interest at 10% per annum and is convertible at the lesser of (a) $0.001 per share or (b) 65% of the lowest volume weighted average prices (“VWAP”) during the 5 trading days prior to the date of the holder's election to convert.	100,000	-

Convertible debenture due on October 9, 2011 provide for interest at 8% per annum and is convertible at the lesser of (a) $0.02 per share or (b) 90% of the closing market price for the day prior to the date of the holder's election to convert.	75,000	-

Convertible debenture due on September 15, 2011 provide for interest at 10% per annum and is convertible at the lesser of (a) $0.001 per share or (b) 65% of the closing market price for the day prior to the date of the holder's election to convert.	100,000	-

Convertible debenture due on July 31, 2013 provide for interest at 8% per annum and is convertible at the lesser of (a) $0.005 per share or (b) 75% of the closing market price for the day prior to the date of the holder's election to convert.	423,174	-

Convertible debenture due on July 31, 2013 provide for interest at 8% per annum and is convertible at the lesser of (a) $0.005 per share or (b) 75% of the closing market price for the day prior to the date of the holder's election to convert.	34,000	-

Convertible debenture due on July 10, 2013 provide for interest at 8% per annum and is convertible at the lesser of (a) $0.0008 per share or (b) 75% of the closing market price for the day prior to the date of the holder's election to convert.	100,000	-

Convertible debenture due on December 10, 2011 provide for interest at 10% the principal sum at the effective date and is convertible at the lesser of (a) $0.01 per share or (b) 75% of the lowest market price in the 20 days prior to the date of the holder's election to convert.	1,200,000	-

Convertible debenture due on June 1, 2010 provide for interest at 8% per annum and is convertible at the lesser of 65% of the average closing market prices for the 5 days prior to the date of the holder's election to convert.	205,668	-

Convertible debenture due on May 14, 2013 provide for interest at 8% per annum and is convertible at (a) 0.004 per share or (b) 75% of the closing market price for the day prior to conversion.	50,000	-

Convertible debenture (subsidiary) due January 14, 2010 provides for interest at 8% per annum	-	6,442
	9,468,282	3,942,425

Less note discounts	(3,947,473)	(1,818,428)
Total convertible debentures, net of discounts	$5,520,809	$2,123,997

Convertible debentures, current portion	$2,080,181	$946,328
Less note discounts	(344,543)	-
Total current portion of convertible debentures	1,735,638	946,328

Convertible debentures, net of current portion	7,388,101	2,996,097
Less note discounts	(3,602,930)	(1,818,428)
Total convertible debentures, net of current maturities	3,785,171	1,177,669

Total convertible debentures, net of discounts	$5,520,809	$2,123,997

The Company has determined that the conversion feature of the convertible debentures represents an embedded derivative since the debentures are convertible into a variable number of shares upon conversion. Accordingly, the convertible debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The Company believes that the aforementioned embedded derivative meets the criteria of SFAS 133 and EITF 00-19, and should be accounted for as a derivative with a corresponding value recorded as liability. Accordingly, the fair value of these derivative instruments has been recorded as a liability on the consolidated balance sheet. The change in the fair value of the liability for derivative contracts will be credited to other income/ (expense) in the consolidated statements of operations. The face amount of the debentures were stripped of their conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds method, whereby any remaining proceeds after allocating the proceeds to the warrants and conversion option would be attributed to the debt. The beneficial conversion feature (an embedded derivative) included in the debentures results in an initial debt discount and derivative liabilities.

On September 18, 2007, the Company entered into a $500,000 Convertible Debenture ("September 2007 Debenture") Agreement with two individuals ("Holders"). The September 2007 debenture provides interest in an amount of 8% per annum and is convertible into the Company's common stock at the lesser of (a) 0.024 per share or (b) the amount of this debenture to be converted divided by 90% of the closing market price of the Maker's common stock for the day prior to the date of the exercise of such conversion right. Holder will be entitled to convert the debenture on the basis of the conversion price into the Company's common stock, provided that Holders cannot convert into shares that would cause Holder to own more 4.9% of the Company's outstanding common stock.

The $500,000 proceeds from the September 2007 debenture were received by Seaway Valley Fund, LLC (the "Fund"), a related party to the Company. The Fund is a wholly owned subsidiary of WiseBuys Stores Inc.  WiseBuys acquired Seaway in 2007 from Thomas Scozzafava. The Company planned to use the proceeds from the debentures to assist with the Hackett transaction.

The Company determined that the conversion feature of the assumed convertible debentures represent an embedded derivative since the debentures is convertible into a variable number of shares upon conversion. Accordingly, the assumed convertible debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The embedded derivative feature created by the variable conversion meets the criteria of SFAS 133 and EITF 00-19, and should be accounted for as a separate derivative.

On November 7, 2007, through its acquisition of Hackett’s, the Company assumed notes to former shareholders and lenders of Hackett’s. The notes aggregate $944,775 and bear interest at 12% per annum. One note in the amount of $134,775 is due on December 31, 2008. The remainder of the notes are due on demand.  Both the interest and the principal of the notes are convertible into common stock at the lesser of $0.02 or 90% of the closing market price of the Company's common stock for the day prior to the conversion.

The Company determined that the conversion feature of the assumed convertible debentures represent an embedded derivative since the debentures is convertible into a variable number of shares upon conversion. Accordingly, the assumed convertible debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The embedded derivative feature created by the variable conversion meets the criteria of SFAS 133 and EITF 00-19, and should be accounted for as a separate derivative.

On November 8, 2007, the Company entered into a $17,500 Convertible Debenture with a related party. The debenture provides interest in an amount of 8% per annum and is convertible into the Company's common stock at the lesser of (a) 0.020 per share or (b) the amount of this debenture to be converted divided by 90% of the closing market price of the Maker's common stock for the day prior to the date of the exercise of such conversion right. Holder will be entitled to convert the debenture on the basis of the conversion price into the Company's common stock, provided that Holders cannot convert into shares that would cause Holder to own more 4.9% of the Company's outstanding common stock. The Note was due November 8, 2012 but was repaid in full prior to year end without penalty.

On November 30, 2007, the Company entered into a $375,000 Convertible Debenture. The Company paid $50,000 in financing fees and received a net $325,000. The note is due November 30, 2010 and bears interest at the rate of 10% per annum. The note is convertible at the lesser of $0.12 per share or 90% of the lowest volume weighted average price during the twenty days immediately preceding the conversion.  The note was issued with 40,000,000 warrants with a life of 5 years and an exercise price of $0.01. The Convertible debenture is guaranteed by the Company's subsidiaries Hackett’s and WiseBuys. The debt is secured by all of the company's assets. The Company has also entered into a registration rights agreement, whereby the Company is required to file a registration statement covering the resale of the convertible shares and warrant shares within 120 days of November 30, 2007 Failure to file the registration statement within 120 days will result in liquidated damages in the amount of 2% per month until the default is cured.

The Company determined that the conversion feature of the assumed convertible debentures represent an embedded derivative since the debentures is convertible into a variable number of shares upon conversion. Accordingly, the assumed convertible debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The embedded derivative feature created by the variable conversion meets the criteria of SFAS 133 and EITF 00-19, and should be accounted for as a separate derivative.

The Company entered into a Securities Purchase agreement with an investor dated December 4, 2007 whereby, the Company issued a $1,500,000 convertible debenture in exchange for $200,000 and a promissory note for $1,300,000. Subsequent to December 4, 2007 and prior to December 31, 2007, the agreement was amended for the following:

1. Investor is to pay an additional $200,000 which shall be applied against the outstanding principal balance of the promissory note.

2. The conversion feature of the debenture is equal to the lesser of $0.10 or 76% of the 3 lowest volume weighted average prices during the 20 trading days prior to conversion.

The Company determined that the conversion feature of the assumed convertible debentures represent an embedded derivative since the debentures is convertible into a variable number of shares upon conversion. Accordingly, the assumed convertible debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The embedded derivative feature created by the variable conversion meets the criteria of SFAS 133 and EITF 00-19, and should be accounted for as a separate derivative.

On December 10, 2007, the Company entered into a $325,000 Convertible Debenture. The Company paid $50,000 in financing fees and received a net $275,000. The note is due December 10, 2010 and bears interest at the rate of 10% per annum. The note is convertible into common stock at the lesser of $0.011 or 75% of the lowest trading price in the 20 trading days prior to conversion.

The Company determined that the conversion feature of the assumed convertible debentures represent an embedded derivative since the debentures is convertible into a variable number of shares upon conversion. Accordingly, the assumed convertible debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The embedded derivative feature created by the variable conversion meets the criteria of SFAS 133 and EITF 00-19, and should be accounted for as a separate derivative.

In 2008, the Company issued convertible debentures amounting to $6,362,101.  The debentures bear interest at rates ranging from 8% to 12%.

The Company determined that the conversion feature of the convertible debentures represent an embedded derivative since the debentures is convertible into a variable number of shares upon conversion. Accordingly, the convertible debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The embedded derivative feature created by the variable conversion meets the criteria of SFAS 133 and EITF 00-19, and should be accounted for as a separate derivative.

Total fair value of the derivative liability created by the convertible debentures was $3,164,767 in 2008 and $475,625 in 2007, respectively.  Unrealized gains (losses) on derivative investments created by convertible debentures was $4,043,266 in 2008 and $1,270,146 in 2007, respectively.

The following assumptions were applied to all convertible debt:

Market price	At date of commitment
Exercise prices	$0.012-$0.008
Expected Term (Days)	1-10
Volatility	85.70%
Risk-free interest rate	2.76%-3.17%

During the year ended December 31, 2008 and 2007, holders of the aforementioned securities converted amounts totaling $1,418,224 and $1,573,798 into 1,182,511 and 156,943 shares of common stock.

NOTE 11 - DUE TO RELATED PARTY AND RELATED PARTY TRNSACTIONS

Due to related party consisted of advances from the Company’s CEO at December 31, 2007. The advances were non-interest bearing and had no stated terms of repayment.

NOTE 12 - INCOME TAXES

The accompanying consolidated balance sheet includes the following components of deferred taxes under the liability method:

	2008	2007
Deferred Tax Liabilities
Property and equipment	(62,700)	(200,000)
Accrued expenses	(63,500)	-
	(126,200)	(200,000)

Deferred Tax Assets
Net operating loss carryforward	8,122,000	2,605,000
Accrued expenses	43,600	23,000
Intangibles	19,000	19,000
Inventory reserve	75,000	59,000
Other	-	3,000
	8,259,600	2,709,000

Net Deferred Tax Asset	8,133,400	2,509,000
Valuation allowance	(8,133,400)	(2,509,000)
	-	-

At December 31, 2008 the Company has federal net operating loss carryforwards of approximately $21,000,000 available for income tax purposes.  The federal net operating loss carryforwards expires at various times beginning in 2025 and may be subject to the separate return loss limitation rules and IRC section 382 limitations due to changes in ownership. The Company has assessed the evidence of its forecasted future operations against the potential likelihood of the realization of the deferred tax assets to make the determination that the Company will not utilize these carryforwards and has recorded a valuation allowance against the net deferred tax asset.

The Company has a tax loss of $14,145,000 in 2008 and $3,967,952 in 2007.  Deferred income taxes relate principally to the use of net operating loss carryforwards, the use for tax purposes of accelerated depreciation methods and the difference in the book and tax basis of certain accrued expense.

The provision for income taxes from continuing operations differs from taxes that would result from applying Federal statutory rates because of the following:
	Year ended December 31,
	2008		2007
	Amount	Percent	Amount	Percent

Taxes at Federal Statutory Rate	(4,073,398)	(34%)	(404,005)	(34.0)%
State Taxes Net of Federal Tax Benefit	(599,029)	(5%)	(59,413)	(5.0)%
Utilization of NOL	-	-	-	-
Tax Credits	-	-	-	-
Valuation Allowance	4,672,427	39%	2,014,709	169.6%
Other	-	-	-	-
	-	-	1,551,291	130.6%

The provision for income taxes consists of the following:

	Year ended December 31,
	2008	2007

Currently payable	$-	$-
Deferred	-	1,551,291
	$-	$1,551,291

NOTE 13 – LICENSING AGREEMENTS

The Company has entered into licensing agreements with several companies to operate various departments in its stores for sale of specific merchandise lines, including clothing and shoes. These licenses are for varying terms, expiring in 2009 and 2010.  Calculation of the licensing fee is based upon a percentage of gross sales of these departments.  Licensing fee income for the years ended December 31, 2008 and 2007 was $106,183 and $105,736, respectively.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

The Company leases its retail stores under various lease agreements.  These leases call for a monthly minimum rent plus pro-rated charges for common area maintenance, insurance and real estate taxes, which are adjusted annually. These leases expire at various times from 2010 through 2015.

Approximate future minimum lease payments under non cancellable operating leases as of December 31, 2008 are as follows:

Year Ending December 31,
2009	$870,805
2010	785,193
2011	575,299
2012	572,874
2013	548,694
Thereafter	462,336

Total	$3,815,201

Rent expense for the years ended December 31, 2008 and 2007 was $794,664 and $240,449, respectively.

NOTE 15 – DISCONTINUED OPERATIONS

On July 1, 2007 GS Carbon completed the sale of GS CleanTech Corporation of the capital stock of GS Carbon Trading, Inc. GS Carbon Trading owns capital stock in Sterling  Planet,  Inc., Terra  Pass,  Inc.,  Air  Cycle  Corporation, General Ultrasonics Corporation and General Carbonics Corporation.

In exchange for the capital stock in GS Carbon Trading, GS CleanTech assumed liability to Cornell Capital Partners under certain Convertible Debentures in the principal amount of $1,125,000 issued by GS Carbon to Cornell Capital Partners.

On July 1, 2007 the Company recorded a gain on disposal of discontinued operations of $2,234,974 computed as follows:

Cash	$7,736
Property plant and equipment, net	140,205
Due from related parties	1,167,006
Deferred financing cost, net	104,167
Technology license, net	222,129
Investments	1,988,411
Other assets	7,548

Total Assets Transferred	3,637,202

Accounts payable and accrued expenses	389,267
Investment payable	191,427
Due to related parties	1,493,749
Derivative liability	3,266,171
Cornell debenture payable, net	531,562

Total Liabilities Transferred	5,872,176

Net Gain on Disposal of Discontinued Operations	$2,234,974

The tax effect of the above gain is $871,640. Results of discontinued operations for the year ended December 31, 2007 related to the operations of GS Carbon Trading, Inc. as follows:

2007

Revenue	$18,900

Cost of revenue	(12,126)

SG&A expenses	(730,330)

Interest expense	(156,188)

Other income (expense)	(102,895)

Unrealized gain (loss) on derivative instruments	(3,266,171)

Tax benefit allocated	1,657,066

$(2,591,744)

NOTE 16 – FAIR VALUE MEASUREMENTS

Effective January 1, 2008, we adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), which provides a framework for measuring fair value under GAAP. SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. SFAS 157 also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

Financial assets and liabilities valued using level 1 inputs are based on unadjusted quoted market prices within active markets. Financial assets and liabilities valued using level 2 inputs are based primarily on quoted prices for similar assets or liabilities in active or inactive markets.  For certain long-term debt, the fair value was based on present value techniques using inputs derived principally or corroborated from market data. Financial assets and liabilities using level 3 inputs were primarily valued using management’s assumptions about the assumptions market participants would utilize in pricing the asset or liability. Valuation techniques utilized to determine fair value are consistently applied. The table below presents a reconciliation for liabilities measured at fair value on a recurring basis:

Fair Value Measurements Using Significant
Unobservable Inputs (Level 3)
Derivative Liability

Balance at January 1, 2008	$878,499
Total unrealized gains included in earnings	(4,043,266)
Debt discounts	3,164,767
Balance at December 31, 2008	$-

Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is input is unobservable.  Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

NOTE 17 - SUBSEQUENT EVENTS

In January 2009, the Company executed a definitive agreement with Fuselier Holdings 1 Inc. for consulting services related to the reduction and/or restructuring of certain of Company’s debts.  As set forth in the agreement, Fuselier shall attempt to satisfy creditor claims utilizing various proprietary techniques, and for such services, Fuselier shall be paid a fee of 50% and 80% of reduced creditor unsecured and secured claims, respectively.  To date, Fuselier had negotiated settlements of approximately $1.5 million of creditor claims.

On January 21, 2009 the Company received the complaint “Golden Gate Equity Investors, Inc. v Seaway Valley Capital Corporation.” for monetary damages from an alleged breach of contract.  The complaint was filed in the Superior Court of California in San Diego County.  On March 2, 2009, Paul and Anaflor Graham acquired from Golden Gate the Company’s $1,132,000 Convertible Debenture issued to Golden Gate and Paul & Anaflor Graham assumed Golden Gate’s $912,500 Secured Promissory Note issued to the Company.   Golden Gate is no longer a debenture holder of the Company.  On March 20, 2009 the case was dismissed.

On March 4, 2008, Seaway Valley Capital Corporation and its wholly owned subsidiaries, WiseBuys Stores, Inc. and Patrick Hackett Hardware Company, consummated a five million dollar ($5,000,000) credit and security agreement with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (the "Line of Credit"). The funds available under Line of Credit were based on an advance rate of 55% of the Company's current inventory. The initial term of the Line of Credit was three years.  These funds were used for general working capital at the Company.  In early January 2009, Wells Fargo initiated an advance rate reduction (from the original 55% of inventory) by 1% per week.  In mid-January, Wells Fargo agreed to temporarily suspend the rate reduction in the event that Patrick Hackett Hardware Company raise an additional $2 million in equity capital or subordinated debt.  The Company was not successful in these capital raising efforts, and in February 2009 Wells Fargo again commenced the reduction of the advance rate.  On March 9th, March 18th and April 2nd, Wells Fargo issued default notices under the credit agreement, citing various default events such as failure to reach Tangible Net Worth, Net Cash Flow and Net Income milestones, as well as citing a change of control event as it related to the ALRN transaction.  Additionally, Wells Fargo continued to reduce the advance rate, and the loan balance had been reduced from a peak of $4.7 million in December 2008 to approximately $1.2 million at this time.

By April 13, 2009, The Company and Wells Fargo had substantially agreed on a Forbearance Agreement whereby the Company would pursue business activities in an effort to eliminate the Wells Fargo line of credit within 13 weeks.  These measures included, among others, the closure of certain Hackett’s stores.  This agreement was not signed at this time.

On April 13, 2009, six of the vendors of Patrick Hackett Hardware Company filed a petition with the United States Bankruptcy Court of the Northern District of New York for relief under Chapter 7 of the US Bankruptcy Code.  On April 15th, the petitioning creditors agreed to file a request for a motion to dismiss the case as a result of a Letter Agreement and a Security Agreement between Hackett’s and the trade vendors.

On May 2, 2009 the United States Bankruptcy Court of the Northern District of New York dismissed the involuntary petition filed against Hackett’s.

On April 1, 2009, the Company issued Clark E. Collins a $100,000 13 1/3% Convertible Promissory Note for proceeds of $100,000.  The Note, which is due January 1, 2010, is convertible into shares of the Company at a 15% discount to the market price of the share price at the time of conversion and is personally guaranteed by Thomas W. Scozzafava and secured with real property owned by Mr. Scozzafava.

Since January 1, 2009 Seaway Valley Capital Corporation has made additional payments to the sellers of ALRN of $85,000, with total proceeds made to the ALRN sellers of $125,000.

In January 2009 the Board of Directors of Hackett’s Stores, Inc. (HCKE.PK) approved the issuance of up to 20 million shares of HCKE pursuant to a Regulation S stock offering.  In March 2009, this offering commenced raising proceeds of approximately $132,000 in net proceeds to Hackett’s Stores, Inc.

On April 19, 2009 the Company sold to NCH Partners, LLC the restaurant operations of Good Fello’s Brick Oven Pizza and Wine Bar and Sackets Harbor Brewing Company for the assumption a certain debts and agreements to lease the respective facilities for a minimum of five years.  The Company retained ownership of the respective real properties and business assets, and NCH Partners, LLC has the right to acquire the business assets at the end of the tenth year.  NCH Partners, LLC does not have an option to acquire the real property of either business.  Additionally, Seaway Valley Capital Corporation retained ownership of the intellectual property (name, recipes, trademarks, etc) of Sackets Harbor Brewing Company, Inc., and agreed to license these assets to NCH Partners, LLC for a minimal annual fee for use in restaurant operations only.  The beer production and third-party beer marketing business was not part of the transaction.

On April 3, 2009 Chris Swartz resigned from The Board of Directors of the Company.

On May 2, 2009, the Company sold its interest in North Country Farms, LLC for neither a gain nor loss.

Subsequent to the original issuance of the financial statements for the year ended December 31, 2008, holders of Preferred Series C converted shares totaling 15,365 into 589,600 shares of common stock.

Subsequent to the original issuance of the financial statements for the year ended December 31, 2008, the Company issued shares totaling 120,000,000 valued at $12,000 for services.

NOTE 18 –SUBSEQUENT EVENTS (UNAUDITED)

On May 18, 2009, the Company issued Seaway Capital, Inc. 350,000,000 shares of restricted common stock in an agreement to exchange its holdings of 100,000 Series E Preferred shares for a new class of voting only non-convertible preferred shares and a note for $1,500,000, which have yet to be created or issued.  Subsequent to the restricted share issuance, Seaway Capital, Inc. and the Company have cancelled 150,000,000 of the shares.  Seaway Capital, Inc. is controlled by the Company’s Chairman and CEO.

On May 20, 2009, Seaway entered into an Exchange Agreement and an Assignment Agreement with SC Partners, LLC, a Delaware limited liability company (“SC Partners”).  Under the terms of these agreements, we repurchased an aggregate of 1,028,410 shares of our Series C Preferred Stock from SC Partners and in exchange we issued the following:  (1) a Secured Convertible Promissory Debenture with an original principal amount of $4,113,640 (the “Secured Debenture”) and (2) a Common Stock Purchase Warrant exercisable for the purchase of 10,000,000 shares of our Common Stock at an initial exercise price of $0.01 per share (the “Warrant”).  The Warrant may be exercised at any time and from time to time on or before the expiration date of May 20, 2014 and the exercise price of the Warrant is subject to adjustment.

On June 5, 2009, the Company entered into a Drawdown Equity Financing Agreement (“Drawdown Agreement”) with Auctus Private Equity Fund, LLC (the “Investor”).  Pursuant to this Agreement, the Investor shall commit to purchase up to $20,000,000 of the Company’s common stock over the course of thirty six (36) months.  The amount that the Company shall be entitled to request from each purchase (“Puts”) shall be equal to, at the Company’s election, either the greater of (i) $150,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date.  The put date shall be the date that the Investor receives a put notice of a draw down by the Company.  The purchase price shall be set at 93% of the lowest closing bid price of the common stock during the pricing period.  The pricing period shall be the five (5) consecutive trading days immediately after the put notice date.  Further, the Investor shall immediately cease selling any shares within a drawdown notice if the price of the Company’s common stock falls below 75% of the average closing bid price of the common stock over the preceding ten (10) trading days prior to the drawdown notice date; such floor can be waived only in the sole discretion of the Company.

Subsequent to the year ended December 31, 2008, there were conversions of convertible debentures converted into 205,392,058 shares of common stock.

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2009 (UNAUDITED) AND DECEMBER 31, 2008

ASSETS
Current assets:
Cash	$158,678	$590,859
Accounts receivable	290,583	401,157
Inventories	5,435,924	7,416,788
Notes receivable	1,695,675	1,749,092
Marketable securities, trading	-	-
Prepaid expenses and other assets	56,127	104,852
Refundable income taxes	205,213	205,213
Total current assets	7,842,200	10,467,961
Property and equipment, net	10,546,305	10,783,578
Other Assets:
Deferred financing fees	224,400	246,597
Investments	465,973	465,973
Other assets	265,500	265,500
Excess purchase price	3,284,193	3,284,193
Security deposits	32,300	32,300
Total other assets	4,272,366	4,294,563
TOTAL ASSETS	$22,660,871	$25,546,102

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Line of credit	$1,510,334	$3,065,117
Accounts payable	8,511,093	7,454,894
Accrued expenses	3,040,574	2,907,020
Current portion of long term debt	3,344,354	3,344,799
Convertible debentures	3,117,839	1,735,638
Liabilities of discontinued operations	1,136,848	-
Total current liabilities	20,661,042	18,507,468
Long term debt, net of current	4,720,064	4,834,594
Convertible debentures, net of current	2,813,378	3,785,171
Other liabilities	164,041	184,719
Due to related party	8,000	-
Total liabilities	28,366,525	27,311,952
Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY
Series A voting preferred stock, $.0001 par value; 100,000
shares authorized; 0 and 0 shares issued and outstanding, respectively	-	-
Series B voting preferred stock, $.0001 par value; 100,000
shares authorized; 0 and 100,000 shares issued and outstanding, respectively	-	-
Series C voting preferred stock, $.0001 par value; 1,600,000
shares authorized; 1,391,746 and 1,407,736 shares issued and outstanding, respectively	139	141
Series D voting preferred stock, $.0001 par value; 1,250,000
shares authorized; 881,065 and 881,065 shares issued and outstanding, respectively	88	88
Series E voting preferred stock, $.0001 par value; 100,000
shares authorized; 100,000 and 100,000 shares issued and outstanding, respectively	10	10
Common stock, $0.0001 par value, 10,005,000,000 authorized;
3,454,123 and 2,744,523 shares issued and outstanding, respectively	345	274
Additional paid-in capital	15,277,263	15,265,333
Accumulated deficit	(20,519,013)	(17,034,508)
Noncontrolling interest	(464,486)	2,812
Total stockholders' equity (deficit)	(5,705,654)	(1,765,850)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,660,871	$25,546,102

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(UNAUDITED)

	Three Months Ended March 31,
	2009	2008

Revenue	$2,988,148	$2,653,041
Cost of revenue	2,574,153	1,973,836

Gross profit	413,995	679,205

Gain on sale of securities, net	-	52,932

Operating expenses:
Selling, general and administrative expenses
(including stock based compensation of
$12,000 and $0 respectively)	2,026,055	1,869,863
Total operating expenses	2,026,055	1,869,863

Operating loss	(1,612,060)	(1,137,726)

Other income (expense):
Unrealized gain (loss) on derivative instruments	-	(932,069)
Interest expense	(934,766)	(497,919)
Interest income	-	37,392
Other income (expense)	16,738	(53,251)
Total other income (expense)	(918,028)	(1,445,847)

Loss from continuing operations	(2,530,088)	(2,583,573)

Discontinued operations
Loss on disposal of discontinued operations	(682,414)	-
Loss from discontinued operations	(186,488)	(211,783)
Total discontinued operations	(868,902)	(211,783)

Loss before provision for income taxes	(3,398,990)	(2,795,356)

Provision for (benefit from) income taxes	550,000	135,000

Net loss	(3,948,990)	(2,930,356)

Less: Net loss attributable to the noncontrolling interest	(436,961)	-

Net loss attributable to Parent Company	$(3,512,029)	$(2,930,356)

Basic and diluted loss per share - continuing	$(0..84)	$(14.30)
Basic and diluted loss per share - discontinued	(0.24)	(1.11)
Basic and diluted loss per share	$(1.08)	$(15.41)

Weighted average of shares of common stock
Outstanding, basic	3,215,702	190,220

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(UNAUDITED)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing Operations
Net loss from continuing operations	$(3,080,088)	$(2,718,573)
Adjustments to reconcile net loss to net cash provided
by continuing operating activities:
Deferred Taxes	550,000	135,000
Depreciation and amortization	184,859	90,629
Gain on marketable securities	-	(52,434)
Unrealized gain on derivatives	-	932,069
Amortization of deferred financing fees	22,197	35,496
Stock based compensation	12,000	-
Amortization of debt discount	410,408	236,008
Accrued interest	136,182	-
Change in assets and liabilities:
Accounts receivable	110,574	110,774
Inventory	1,980,864	653,299
Prepaid expenses and other assets	48,725	86,231
Related party	8,000	-
Security deposits	-	(12,011)
Accounts payable	1,056,199	(1,457,754)
Accrued expenses	47,975	102,790
Other liabilities	(20,678)	-
Cash Used in (Provided by) Continuing Operating Activities	1,467,217	(1,858,476)
Discontinued operations
Net loss from discontinued operations	(868,902)	(211,783)
Adjustments to reconcile net loss to net cash
provided by discontinued operating activities:
Deferred Taxes	(550,000)	(135,000)
Depreciation and amortization	72,097	18,273
Change in assets and liabilities
Accrued expenses	1,136,848	-
Cash Used in Discontinued Operating Activities	(209,957)	(328,510)

Cash Provided By (Used in) Operating Activities	$1,257,260	$(2,186,986)

SEAWAY VALLEY CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(UNAUDITED)

	2009	2008
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	$(19,683)	$(42,879)
Cash Used in investing activities	(19,683)	(42,879)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing fees	-	(260,000)
Borrowings on (repayments of) line of credit	(1,554,783)	2,392,169
Proceeds from convertible debentures	-	175,000
Repayment of long term debt	(114,975)	(205,142)
Cash Provided (Used in) by financing activities	(1,669,758)	2,102,027

Net Decrease in Cash	(432,181)	(127,838)
Cash at Beginning of Period	590,859	1,116,003
Cash at End of Period	$158,678	$988,165

Cash paid during the Period for:
Interest	$-	$226,415
Income taxes	$-	$-

SUPPLEMENTAL STATEMENT OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of convertible debt and accrued interest into common stock	$-	$158,322

Warrants issued with debt	$-	$728,170

Conversion of preferred stock into common stock	$2	$-

Convertible debentures issued in exchange for notes payable	$-	$2,299,662

Discount issued upon issuance of derivative	$-	$2,049,957

SEAWAY VALLEY CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009
(UNAUDITED)

NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair statement of the results of operations have been included. The results of operations for the three months ended March 31, 2009 are not necessarily indicative of the results of operations for the full year. When reading the financial information contained in this Quarterly Report, reference should be made to the financial statements, schedule and notes contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

NOTE 2- GOING CONCERN

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of March 31, 2009, the Company has generated revenues of $3 million but has incurred a net loss of approximately $4.0 million. The Company also has a working capital deficit and is in default on its credit facility. Its ability to continue as a going concern is dependent upon achieving sales growth, reduction of operation expenses and ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and upon profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through an increase of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company's ability to obtain additional funding will determine its ability to continue as a going concern. There can be no assurances that these plans for additional financing will be successful. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on the Company's financial performance, results of operations and stock price and require the Company to implement cost reduction initiatives and curtail operations. Furthermore, additional equity financing may be dilutive to the holders of the Company's common stock, and debt financing, if available, may involve restrictive covenants, and may require the Company to relinquish valuable rights.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Deferred Financing Fees and Debt Discounts

Deferred finance costs represent costs which may include direct costs paid to or warrants issued to third parties in order to obtain long-term financing and have been reflected as other assets. Costs incurred with parties who are providing the actual long-term financing, which generally may  include  the value of warrants,  fair value of the  derivative  conversion  feature,  or the intrinsic value of beneficial conversion features associated with the underlying debt, are reflected as a debt discount.  These costs and discounts are generally amortized over the life of the related debt.  In connection with debt issued during the three months ended March 31, 2009, the Company recorded no debt discounts. Amortization expense related to these costs and discounts were $432,605 for the three months ended March 31, 2009, including $410,408 in debt discount amortization included in interest expense on the Statement of Operations.

Derivative Financial Instruments

Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" require all derivatives to be recorded on the balance sheet at fair value. The beneficial conversion features of the convertible debentures are embedded derivatives and are separately valued and accounted for on our balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. The pricing model we use for determining fair value of our derivatives is the Black-Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management's judgment and may impact net income.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At March 31, 2009, the Company had a full valuation allowance against its deferred tax assets.

Estimated Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts payable, long term debt, line of credit, convertible debt and due to related parties. Management believes the estimated fair value of cash, accounts payable and debt instruments at March 31, 2009 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments. Fair value of due to related parties cannot be determined due to lack of similar instruments available to the Company.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Net Income (Loss) per Common Share

In accordance with SFAS No. 128, "Earnings Per Share," Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income (loss) adjusted for income or loss that would result from the assumed conversion of potential common shares from contracts that may be settled in stock or cash by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company had 35,247 warrants outstanding at March 31, 2009 and 2008, respectively. The inclusion of the warrants and potential common shares to be issued in connection with convertible debt have an anti-dilutive effect on diluted loss per share because under the treasury stock method the average market price of the Company's common stock was less than the exercise prices of the warrants, and therefore they are not included in the calculation.

Recent Accounting Pronouncements
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” (SFAS 161). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS 161 is not expected to have a material impact on our financial position, results of operations or cash flows.

NOTE 4 -SEGMENT INFORMATION

The Company has three reportable segments in 2009: retail sales, hospitality and investment portfolio management.

	Three Months Ended March 31, 2009
	Retail	Hospitality	Investing	Total
Revenue
Merchandise sales and third party income	$2,200,021	$788,127	$-	$2,988,148
Realized and unrealized gain on securities	-	-	-	-
Total revenue	2,200,021	788,127		2,988,148

Cost and expenses
Cost of revenue	2,236,846	337,307	-	2,574,153
Selling and administrative	1,469,025	557,030	-	2,026,055
Interest expense	733,329	201,437	-	934,766
Other income	(16,738)	-	-	(16,738)
Total costs and expenses	4,422,462	1,095,774	-	5,518,236

Loss from continuing operations	$(2,222,441)	$(307,647)	$-	$(2,530,088)

Total assets	$14,697,962	$7,962,909	$-	$22,660,871

Capital expenditures	$19,683	$-	$-	$19,683

The Company has two reportable segments in 2008: retail sales and investment portfolio management.

	Three Months Ended March 31, 2008
	Retail	Investing	Total
Revenue
Merchandise sales and third party income	$2,653,041	$-	$2,653,041
Realized and unrealized gain on securities	-	52,932	52,932
Total revenue	2,653,041	52,932	2,705,973

Cost and expenses
Cost of revenue	1,973,836	-	1,973,836
Selling and administrative	1,869,863	-	1,869,863
Share based compensation	-	-	-
Interest expense	497,919	-	497,919
Unrealized loss on derivative instruments	932,069	-	932,069
Other expense	15,859	-	15,859
Total costs and expenses	5,289,546	-	5,289,546

Income (loss) from continuing operations	$(2,636,505)	$52,932	$(2,583,573)

Total assets	$19,033,566	$210,787	$19,244,353

Capital expenditures	$42,879	$-	$42,879

NOTE 5 - STOCKHOLDERS' EQUITY

The Company has 10,005,000,000 shares of capital stock authorized, consisting of 10,000,000,000 shares of Common Stock, par value $0.0001, 100,000 shares of Series A Preferred Stock, par value $0.0001 per share, 100,000 shares of Series B Preferred Stock, 1,600,000 shares of Series C Preferred Stock, 1,250,000 Shares of Series D Preferred Stock, 100,000 Shares of Series E Preferred Stock, and 1,850,000 shares of undesignated Preferred Stock, $0.0001 par value.

On March 14, 2008 the Company established the 2008 Stock and Stock Option Plan. The number of Shares available for grant under the Plan shall not exceed three thousand two hundred (3,200) Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. A total of 3,200 shares were outstanding at March 31, 2009 under the plan. On July 16, 2008, the Company established the 2008 Equity Incentive Plan.  The number of shares available for issuance under the 2008 Equity Incentive Plan is 10,000.  A total of 10,000 shares were outstanding at March 31, 2009 under the 2008 Equity Incentive Plan.  On September 26, 2008, the Company established the 2008 Employee Equity Plan.  The number of shares available for issuance under the 2008 Employee Equity Plan is 200,000.  A total of 135,000 shares were outstanding at March 31, 2009 under the 2008 Employee Equity Plan.

During the three months ended March 31, 2009 holders of Series C Preferred Stock converted 15,990 shares into 589,600 shares of common stock.

STOCK BASED COMPENSATION

During the three months ended March 31, 2009, the Company issued 120,000 shares of common stock to a consultant in exchange for services. The shares were valued at $12,000 based on the value of the shares on the date of the grant.

NOTE 6 – DISCONTINUED OPERATIONS

In March 2009, the Company decided to close two of its retail stores.  These reporting units and their operating results have been shown as discontinued operations.  The loss on discontinued operations represents the accrual of the remaining lease liability related to these stores.

All assets that will not be utilized in other locations have been written down to their fair value or are fully depreciated at March 31, 2009.

NOTE 7 - LINE OF CREDIT

On March 4, 2008, Seaway Valley Capital Corporation and its wholly owned subsidiaries, WiseBuys Stores, Inc. and Patrick Hackett Hardware Company, consummated a five million dollar ($5,000,000) credit and security agreement with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (the "Line of Credit"). The funds available under Line of Credit were based on an advance rate of 55% of the Company's current inventory. The initial term of the Line of Credit was three years.  These funds were used for general working capital at the Company.  In early January 2009, Wells Fargo initiated an advance rate reduction (from the original 55% of inventory) by 1% per week.  In mid-January, Wells Fargo agreed to temporarily suspend the rate reduction in the event that Patrick Hackett Hardware Company raise an additional $2 million in equity capital or subordinated debt.  The Company was not successful in these capital raising efforts, and in February 2009 Wells Fargo again commenced the reduction of the advance rate.  On March 9th, March 18th and April 2nd, Wells Fargo issued default notices under the credit agreement, citing various default events such as failure to reach Tangible Net Worth, Net Cash Flow and Net Income milestones, as well as citing a change of control event as it related to the ALRN transaction.  Additionally, Wells Fargo continued to reduce the advance rate, and the loan balance had been reduced from a peak of $4.7 million in December 2008 to approximately $1.2 million at this time.

By April 13, 2009, The Company and Wells Fargo had substantially agreed on a Forbearance Agreement whereby the Company would pursue business activities in an effort to eliminate the Wells Fargo line of credit within 13 weeks.  These measures included, among others, the closure of certain Hackett’s stores.  This agreement was signed on May 18, 2009.

NOTE 8 - CONVERTIBLE DEBENTURES

Following is a summary of convertible debentures as of March 31, 2009:
2009

Convertible debentures	$9,468,282

Less note discounts	(3,537,065)
Total convertible debentures, net of discounts	$5,931,217

Convertible debentures, current portion	$3,989,440
Less note discounts	(871,601)
Total current portion of convertible debentures	3,117,839

Convertible debentures, net of current portion	5,478,842
Less note discounts	(2,665,464)
Total convertible debentures, net of current maturities	2,813,378

Total convertible debentures, net of discounts	$5,931,217

NOTE 9 – FAIR VALUE MEASUREMENTS

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), which provides a framework for measuring fair value under GAAP. SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. SFAS 157 also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

Financial assets and liabilities valued using level 1 inputs are based on unadjusted quoted market prices within active markets. Financial assets and liabilities valued using level 2 inputs are based primarily on quoted prices for similar assets or liabilities in active or inactive markets.  For certain long-term debt, the fair value was based on present value techniques using inputs derived principally or corroborated from market data. Financial assets and liabilities using level 3 inputs were primarily valued using management’s assumptions about the assumptions market participants would utilize in pricing the asset or liability. Valuation techniques utilized to determine fair value are consistently applied.

The table below presents a reconciliation for liabilities measured at fair value on a recurring basis:

	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
	Derivative Liability
	2009	2008

Balance at January 1,	$-	$878,499
Total unrealized (gains) losses included in earnings	-	932,069
Debt discounts	-	1,481,338
Balance at March 31,	$-	$3,291,906

Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is input is unobservable.  Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.  The Company has no Level 1or Level 2 financial assets.

NOTE 10- NONCONTROLLING INTEREST

The Company has a noncontrolling interest related to its ownership of 88% of Hackett’s Stores, Inc. which occurred in December 2008.  In accordance with Financial Accounting Standards No. 160 “Noncontrolling Interests in Consolidated Financial Statements” the following represents the amounts attributable to the noncontrolling interest for the results of operations and changes in equity for the quarter ended March 31, 2009.

Amounts attributable to:
		Noncontrolling
	Company	Interest	Total

Loss from continuing operations	$(2,717,058)	$(363,030)	$(3,080,088)
Loss from discontinued operations	(764,634)	(104,268)	(868,902)

Net loss	$(3,481,692)	$(467,298)	$(3,948,990)

		Noncontrolling
	Company	Interest	Total

Stockholders' Deficit at January 1, 2009	$(1,768,662)	$2,812	$(1,765,850)
Net loss for the quarter	(3,481,692)	(467,298)	(3,948,990)
Equity transactions, net	9,1986	-	9,186

Stockholders' Deficit at March 31, 2009	$(5,241,168)	$(464,486)	$(5,705,654)

NOTE 11 - SUBSEQUENT EVENTS

In January 2009 the Board of Directors of Hackett’s Stores, Inc. (HCKE.PK) approved the issuance of up to 20 million shares of HCKE pursuant to a Regulation S stock offering.  In April 2009, this offering commenced raising proceeds of approximately $50,000 in net proceeds to Hackett’s Stores, Inc.

Since March 31, 2009 the Company and its affiliates have made additional payments to the sellers of ALRN of $77,000, with total proceeds made to the ALRN sellers of $125,000.

On April 1, 2009, the Company issued Clark E. Collins a $100,000 13 1/3% Convertible Promissory Note for proceeds of $100,000.  The Note, which is due January 1, 2010, is convertible into shares of the Company at a 15% discount to the market price of the share price at the time of conversion and is personally guaranteed by Thomas W. Scozzafava and secured with real property owned by Mr. Scozzafava.

On April 3, 2009 Chris Swartz resigned from The Board of Directors of the Company and from his position as Chief Operations Officer.

On April 13, 2009, six of the vendors of Patrick Hackett Hardware Company filed a petition with the United States Bankruptcy Court of the Northern District of New York for relief under Chapter 7 of the US Bankruptcy Code.  On April 15th, the petitioning creditors agreed to file a request for a motion to dismiss the case as a result of a Letter Agreement and a Security Agreement between Hackett’s and the trade vendors.
On May 2, 2009 the United States Bankruptcy Court of the Northern District of New York dismissed the involuntary petition filed against Hackett’s.

On April 19, 2009 the Company sold to NCH Partners, LLC the restaurant operations of Good Fello’s Brick Oven Pizza and Wine Bar and Sackets Harbor Brewing Company for the assumption a certain debts and agreements to lease the respective facilities for a minimum of five years.  The Company retained ownership of the respective real properties and business assets, and NCH Partners, LLC has the right to acquire the business assets at the end of the tenth year.  NCH Partners, LLC does not have an option to acquire the real property of either business.  Additionally, Seaway Valley Capital Corporation retained ownership of the intellectual property (name, recipes, trademarks, etc) of Sackets Harbor Brewing Company, Inc., and agreed to license these assets to NCH Partners, LLC for a minimal annual fee for use in restaurant operations only.  The beer production and third-party beer marketing business was not part of the transaction.

On May 2, 2009, the Company sold its interest in North Country Farms, LLC for $30,000, which represented neither a gain nor loss on the investment.

On May 18, 2009, the Company issued Seaway Capital, Inc. 350,000,000 shares of restricted common stock in an agreement to exchange its holdings of 100,000 Series E Preferred shares for a new class of voting only non-convertible preferred shares and a note for $1,500,000, which have yet to be created or issued.  Subsequent to the restricted share issuance, Seaway Capital, Inc. and the Company have cancelled 150,000,000 of the shares.  Seaway Capital, Inc. is controlled by the Company’s Chairman and CEO

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.  EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE PROSPECTUS DATE HEREOF.

UNTIL [_______] 2009 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOR PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALER’S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Seaway Valley in connection with registering the sale of the common stock. Seaway Valley has agreed to pay all costs and expenses in connection with this offering of common stock. Set forth below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$10,000.00
SEC Registration Fee	$83.70
Accounting Fees	$4,500.00
Blue Sky Qualification Fees	$-

Total	$14,583.70

ITEM 14.                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Seaway Valley Capital Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Seaway Valley indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Delaware law also provides for discretionary indemnification for each person who serves as or at Seaway Valley request as an officer or director. Seaway Valley may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Seaway Valley’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

ITEM 15.                RECENT SALES OF UNREGISTERED SECURITIES.

The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities was sold without registration under the Securities Act of 1933, in reliance on Section 4(2) of the 1933 Act and the provisions of Regulation D. There were no underwriting discounts or commissions paid in connection with the sale of these securities.

In November 2007, the Company sold four million shares of common stock to CEOcast, Inc. for a purchase price of $0.021 per share.  The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about the Company, and were acquiring the shares for its own account.  There were no underwriters.

ITEM 16.                EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number      Description
3.1	Certificate of Incorporation of GS Carbon Corporation - filed as an Exhibit to the Company's Registration Statement on Form 8-A filed on December 7, 2006, and incorporated herein by reference
3.1(a)	Certificate of Amendment to Certificate of Incorporation – filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 20, 2007, and incorporated herein by reference
3.1(b)	Certificate of Designation of Series C Convertible Preferred Stock – filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 23, 2007, and incorporated herein by reference
3.1(c)	Certificate of Designation of Series E Convertible Preferred Stock – filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 23, 2007, and incorporated herein by reference
3.2	Bylaws of GS Carbon Corporation - filed as an Exhibit to the Company's Registration Statement on Form 8-A filed on December 7, 2006, and incorporated herein by reference.
5.1	Opinion of Gersten Savage LLP
10.1
Credit and Security Agreement dated March 4, 2008 among Patrick Hackett Hardware Stores, WiseBuys Stores, Inc. and Wells Fargo Bank, National Association - filed as an exhibit to the Current Report on Form 8-K filed on March 7, 2008, and incorporated herein by reference.

10.2
Exchange Agreement dated March 4, 2008 between Seaway Valley Capital Corporation and YA Global Investments, LP - filed as an exhibit to the Current Report on Form 8-K filed on March 7, 2008, and incorporated herein by reference.

10.3	Convertible Debenture issued to Paul L. and Anaflor Graham – filed as an exhibit to the Current Report on Form 8-K filed on November 29, 2007, and incorporated herein by reference.
10.4
Stock Purchase Agreement dated May 24, 2007 among Juliann Hackett Cliff, Patrick Hackett, Jr., Norman V. Garrelts and WiseBuys Stores, Inc. relating to Patrick Hackett Hardware Company – filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 23, 2007, and incorporated herein by reference.

10.5
Amendment to Stock Purchase Agreement, dated September 18, 2007, among Juliann Hackett Cliff, Patrick Hackett, Jr., Norman V. Garrelts and WiseBuys Stores, Inc.  – filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 23, 2007, and incorporated herein by reference.

10.6	Convertible Promissory Note dated January 30, 2008 issued by the Company to JMJ Financial
10.7	Secured and Collateralized Promissory Note dated December 10, 2007 issued by JMJ Financial to Seaway Valley Capital Corporation,
10.8	Drawdown Equity Financing Agreement, dated June 5, 2009 – filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 9, 2009
10.9	Registration Rights Agreement, dated June 5, 2009 – filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 9, 2009
21	Subsidiaries:
WiseBuys Stores, Inc.
Hackett’s Stores, Inc.
Patrick Hackett Hardware Company
Seaway Valley Fund, LLC
Seaway Realty Holdings, LLC
North Country Hospitality, Inc.
Sackets Harbor Brewing Company, Inc.
Alteri Bakery, Inc.
23.1	Consent of Dannible & McKee, LLP
23.2	Consent of Gersten Savage LLP (included in Exhibit 5.1)

ITEM 17.                UNDERTAKINGS.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Seaway Valley includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Gouverneur, State of New York on June 24, 2009

Seaway Valley Capital Corporation
(Registrant)

By: /s/ Thomas W. Scozzafava
Thomas W. Scozzafava
CEO, CFO, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Thomas W. Scozzafava	CEO, CFO, Treasurer and Director	June 24, 2009
Thomas W. Scozzafava